CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of Registration Fee (2)
Shares of common stock, par value €0.20	30,000,000	$30.35	$910,500,000	$124,192.20

(1)	This filing fee is calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form F-3 (File No. 333-176435) filed by the registrant on August 23, 2011.
(2)	The registrant deposited $124,192.2 by wire transfer of same-day funds to the Securities and Exchange Commission’s account at US Bank on February 6, 2013.

File Pursuant to Rule 424(b)(3)

Registration No. 333-176435

Supplement to Prospectus dated August 23, 2011.

30,000,000 Shares

Common Stock

This is an offering of 30,000,000 shares of common stock of NXP Semiconductors N.V. by the selling stockholders named in this prospectus supplement (such stockholders, including entities affiliated with directors of our company and with members of our senior management, the “Selling Stockholders”). See “Selling Stockholders.” We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NXPI”. On February 1, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $30.76 per share.

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement, “Risk Factors” beginning on page 5 of the accompanying prospectus, and “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2011 (which document is incorporated by reference herein) and our financial statements and related notes, in order to read about factors you should consider before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to the public	$30.35	$910,500,000
Underwriting discount to be paid by the Selling Stockholders(1)	$0.25	$7,500,000
Proceeds, before expenses, to the Selling Stockholders	$30.10	$903,000,000

(1)	The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting.”

The underwriters expect to deliver the shares of common stock through the facilities of the Depository Trust Company against payment thereof on or about February 7, 2013.

Joint Book-Running Managers

Barclays                    Credit Suisse

Prospectus Supplement dated February 4, 2013.

Prospectus Supplement

Prospectus

We have not and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses prepared by us or on behalf of us to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date. Our business, financial condition, results of operation and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated August 23, 2011. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC’s “shelf” registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our shares of common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Incorporation by Reference.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common stock in certain jurisdictions may be restricted by law. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “NXP,” the “Company,” “we,” “us” and “our” refer to NXP Semiconductors N.V. and its subsidiaries. References to the “IPO” refer to our initial public offering on the NASDAQ Global Select Market on August 5, 2010 of 34,000,000 shares of our common stock. References to the “Selling Stockholders” refer to the Selling Stockholders listed in the table under the caption “Selling Stockholders” in this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Certain important business and financial information about us is not included in this prospectus supplement but has been “incorporated by reference.” This means that we can disclose important information to you by referring you to another document filed or furnished with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and information that we file or furnish in the future with the SEC will, to the extent it is incorporated by reference herein, automatically update and supersede, as appropriate, this information.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed or furnished with the SEC:

•	Our Current Reports on Form 6-K, furnished to the SEC on March 19, 2012, April 16, 2012, July 3, 2012, December 11, 2012, January 7, 2013 and February 1, 2013;

•

Our Interim Reports on Form 6-K for the period ended April 1, 2012, furnished to the SEC on June 14, 2012, for the period ended July 1, 2012, furnished to the SEC on August 21, 2012 and for the period ended September 30, 2012, furnished to the SEC on November 1, 2012 (our “Q3 2012 Interim Report”); and

•

Our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, filed with the SEC on March 13, 2012, as amended by the Amendment No. 1, filed with the SEC on April 12, 2012 (our “2011 Annual Report”).

We also incorporate by reference all documents that we file or furnish with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus supplement from their respective dates of filing or furnishing, as the case may be, so long as any future reports on Form 6-K that we furnish to the SEC identify that they are incorporated by reference into the Registration Statement of which this prospectus supplement and the accompanying prospectus form part and until all the shares of the common stock to which this prospectus supplement relates are sold or the offering is otherwise terminated.

We will provide without charge to each person, including any beneficial owners, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all the documents and reports described above and incorporated by reference into this prospectus supplement (other than exhibits to such documents, unless such documents are specifically incorporated by reference). Any such request may be made by writing or by telephoning us at the following address or phone number:

NXP Semiconductors N.V.

Attn: Legal Department High Tech Campus 60 5656 AG Eindhoven The Netherlands Telephone: +31 40 2729233	Attn: Investor Relations, Mr. Jeff Palmer 411 E. Plumeria Drive San Jose CA 95134 USA Telephone: +1 408 518 5411

The documents incorporated by reference into this prospectus supplement can also be requested through, and are available in, the Investors section of our website, which is located at www.nxp.com. The reference to our website address does not constitute incorporation by reference of the information contained in our website. We have not authorized anyone else to provide you with different information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information presented in, or incorporated by reference into, this prospectus supplement includes forward-looking statements. When used in, or incorporated by reference into, this document, the words “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us, our management or third parties, identify forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial condition, results of operations and market data, as well as any other statements that are not historical facts. These statements reflect beliefs of our management, as well as assumptions made by our management and information currently available to us. Although we believe that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf and include, in addition to those listed under “Risk Factors” and those included elsewhere in, or incorporated by reference into, this prospectus, the following:

•	market demand and semiconductor industry conditions;

•	our ability to successfully introduce new technologies and products;

•	the demand for the goods into which our products are incorporated;

•

our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet both our debt service and research and development and capital investment requirements;

•	our ability to accurately estimate demand and match our production capacity accordingly;

•	our ability to obtain supplies from third-party producers;

•	our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them;

•	our ability to secure adequate and timely supply of equipment and materials from suppliers;

•	our ability to avoid operational problems and product defects and, if such issues were to arise, to rectify them quickly;

•	our ability to form strategic partnerships and joint ventures and successfully cooperate with our alliance partners;

•	our ability to win competitive bid selection processes;

•	our ability to develop products for use in our customers’ equipment and products;

•	our ability to successfully hire and retain key management and senior product engineers; and

•	our ability to maintain good relationships with our suppliers.

In addition, this prospectus supplement contains or incorporates by reference information concerning the semiconductor industry and our market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and our market and business segments will develop. We have based these assumptions on information currently available to us, including through the market research and industry reports referred to in this prospectus supplement. Although we believe that this information is reliable, we have not independently verified and cannot guarantee its accuracy or completeness. If any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, they could have a material adverse effect on our future results of operations and financial condition, and the trading price of our common stock.

These and other factors are discussed in more detail under “Risk Factors” and elsewhere in our 2011 Annual Report, which is incorporated by reference herein. We do not assume any obligation to update any forward-looking statements and disclaim any obligation to update our view of any risks or uncertainties described or incorporated by reference herein or to publicly announce the result of any revisions to the forward-looking statements made in, or incorporated by reference into, this prospectus supplement, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. The information set forth in this summary does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading “Risk Factors” herein and in our 2011 Annual Report, as well as the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This summary contains forward-looking statements that contain risks and uncertainties. Our actual results may differ significantly from future results as a result of factors such as those set forth in “Risk Factors” and “Forward-Looking Statements.”

Our Company

We are a global semiconductor company and a long-standing supplier in the industry, with over 50 years of innovation and operating history. We provide leading High-Performance Mixed-Signal and Standard Products solutions that leverage our deep application insight and our technology and manufacturing expertise in radio frequency, analog, power management, interface, security and digital processing products. Our product solutions are used in a wide range of automotive, identification, wireless infrastructure, lighting, industrial, mobile, consumer and computing applications. We engage with leading original equipment manufacturers (“OEM’s”). For the nine months ended September 30, 2012, 60% of our revenue was derived from Asia Pacific (excluding Japan). Since our separation from Koninklijke Philips Electronics N.V. (“Philips”) in 2006, we have significantly repositioned our business to focus on High-Performance Mixed-Signal solutions and implemented between 2008 and 2011 a redesign program aimed at achieving a world-class cost structure and processes (the “Redesign Program”). As of December 31, 2012, we had approximately 25,350 full-time equivalent employees located in more than 25 countries, with research and development activities in Asia, Europe and the U.S., and manufacturing facilities in Asia and Europe.

The NXP Solution

We design and manufacture High-Performance Mixed-Signal semiconductor solutions to meet the challenging requirements of systems and sub-systems in our target markets. High-Performance Mixed-Signal solutions are an optimized mix of analog and digital functionality integrated into a system or sub-system. These solutions are fine-tuned to meet the specific performance, cost, power, size and quality requirements of applications. High-Performance Mixed-Signal solutions alleviate the need for OEMs to possess substantial system, sub-system and component-level design expertise required to integrate discrete components into an advanced fully functional system. We have what we believe is an increasingly uncommon combination of capabilities—our broad range of analog and digital technologies, application insights and world-class process technology and manufacturing capabilities—to provide our customers with differentiated solutions that serve their critical requirements. Customers often engage with us early, which allows us to hone our understanding of their application requirements and future product roadmaps and to become an integral partner in their system design process. Within our High-Performance Mixed-Signal segment we have four business units; a business unit focusing on solutions for portable and computing, a business unit focusing on solutions for industrial and infrastructure, a business unit focusing on solutions for automotive and a business unit focusing on solutions for identification.

Our Strengths

We believe we have a number of strengths that create the opportunity for us to be a leader in our target markets. Some of these strengths include:

•

Market-leading products. For the year ended December 31, 2011, approximately 78% of our High-Performance Mixed-Signal sales and 73% of our Standard Products sales were generated by products for which we held a top three market position based on product sales.

•

Strong intellectual property portfolio. We have an extensive intellectual property portfolio of approximately 11,000 issued and pending patents covering the key technologies used in our target application areas.

•

Deep applications expertise. We have built, and continue to build, through our relationships with leading OEMs and through internal development efforts in our advanced systems lab, deep insight into the component requirements and architectural challenges of electronic system solutions in our target end-market applications, thereby enhancing our engagement in our customers’ product platforms. The fact that we have dedicated business units within our High-Performance Mixed-Signal segment underlines this.

•

Strong, well-established customer relationships. We have strong, well-established relationships with almost every major automotive, identification, mobile handset, consumer electronics, mobile base station and lighting supplier in the world. Some of our top OEM customers, in terms of revenue, include Apple, Bosch, Continental Automotive, Giesecke/Devrient, Ericsson, Harman/Becker, Huawei, Nokia, Nokia Siemens Networks, Oberthur, Panasonic, Philips, Samsung, Sony, Visteon and ZTE. We also serve customers through our distribution partners.

•

Differentiated process technologies and competitive manufacturing. We focus our internal and joint venture wafer manufacturing operations on running a portfolio of proprietary specialty process technologies that enable us to differentiate our products on key performance features. By concentrating our manufacturing activities in Asia and by significantly streamlining our operations through our Redesign Program, we believe we have a competitive manufacturing base.

NXP Repositioning and Redesign

Since our separation from Philips in 2006, we have significantly repositioned our business and market strategy. Further, between 2008 and 2011, we executed our Redesign Program to better align our costs with our more focused business scope, and in November 2012 we announced the introduction of an operating expenses (“OPEX”) reduction program focusing specifically on selling, general and administrative expenses and aimed at finding ways to run our company more efficiently in our cyclical industry. Key elements of our repositioning and redesign are:

Our Repositioning

•

New leadership team. Nine of the twelve members of our executive management team have been recruited from outside NXP. Prior to joining NXP, our chief executive officer, Rick Clemmer, and chief financial officer, Peter Kelly, played leading roles in a program that significantly enhanced the performance of Agere Systems Inc. (“Agere”). Ruediger Stroh, our executive vice president and general manager High-Performance Mixed-Signal identification, joined us from LSI Corporation and previously Agere, where he helped to turn around the hard disk-drive business. Alexander Everke, our executive vice president and general manager High-Performance Mixed-Signal industrial and infrastructure came to us from Infineon Technologies AG (“Infineon”), where he led the global sales organization and helped to restructure the company’s go-to-market model. Dave French, our executive vice president and general manager of High-Performance Mixed-Signal portable and computing, joined in April 2012 with more than 30 years’ experience in the semiconductor industry, having served as president and CEO of Cirrus Logic. Loh Kin Wah, our executive vice president of sales, was previously President and CEO of Qimonda AG, and prior to that responsible for the Communication Business Group and subsequently the Memories Product Group at Infineon. Chris Belden, our executive vice president Operations, implemented the manufacturing redesign program of Freescale Semiconductor, Inc. (“Freescale”), formerly part of Motorola, Inc., between 2002 and 2005. Sean Hunkler, executive vice president of our operations, sharing responsibility with Mr. Belden for managing our operations, joined in July 2012 with more than 28 years of experience in the semiconductor and materials industries in the U.S. and Asia, including leading roles in internal and external manufacturing operations for MEMC Electronic Materials, Inc. and Freescale.

•

Focus on High-Performance Mixed-Signal solutions. We have implemented our strategy of focusing on High-Performance Mixed-Signal solutions because we believe it to be an attractive market in terms of growth, barriers to entry, relative market share, relative business and pricing stability, and capital intensity. Several transactions have been core to our strategic realignment and focus on High-Performance Mixed-Signal: in September 2007, we divested our cordless phone system-on-chip business to DSP Group, Inc.; in July 2008, we contributed our wireless activities to the ST-NXP Wireless joint venture (our stake in which was subsequently sold, with the business being renamed “ST-Ericsson”); and in February 2010, we merged our television systems and set-top box business with Trident Microsystems,

Inc. (“Trident”). Our primary motivations for exiting the system-on-chip markets for wireless activities and consumer applications were the significant research and development investment requirements and high customer concentration inherent in these markets. In addition, we sold two non-semiconductor component businesses. In July 2011, we sold our Sound Solutions business (formerly included in our Standard Products segment), which makes mobile speakers and receivers, to Knowles Electronics, an affiliate of Dover Corporation. This has enabled us to significantly increase our research and development investments in the High-Performance Mixed-Signal applications on which we focus. To further strengthen our High Performance Mixed Signal position, we have made a number of acquisitions in recent years, such as the acquisition on July 21, 2010 of Jennic Ltd., a developer of low power RF solutions for wireless applications. On April 12, 2012 we acquired Catena Holding B.V., a design and IP company, specialized in radio frequency communication, analog, mixed signal and digital signal processing.

•

New customer engagement strategy. We have implemented a new approach to serving our customers and have invested significant additional resources in our sales and marketing organizations. We have created “application marketing” teams that focus on delivering solutions that include as many suitable NXP components as possible in their system reference designs, which helps us achieve greater cross-selling between our various product lines, while helping our customers accelerate their time to market. With the increased number of application engineers and our applications marketing approach, we are able to engage with more design locations ranging from our largest, highest volume customers to the mid-size customers who typically have lower volumes but more attractive margins.

Our Redesign

•

Streamlined cost structure. As a result of our Redesign Program, we have achieved between 2008 and 2011 manufacturing and operating cost savings through a combination of headcount reductions, factory closings and restructuring of our IT infrastructure.

•

Leaner manufacturing base. As a part of our Redesign Program, we have significantly reduced our overall manufacturing footprint, particularly in high-cost geographies. Our current manufacturing strategy focuses on capabilities that differentiate NXP in terms of product features, process capabilities, cost, supply chain and quality. Accordingly, we have closed or sold a number of facilities, including but not limited to, the sale of our wafer factory in Caen, France in June 2009, the closure of our production facility in Fishkill, New York in July 2009, the closure of part of our front-end manufacturing in Hamburg, Germany in January 2010, and the closure of our ICN5 facility in Nijmegen, the Netherlands at the end of 2010. As a result, we have reduced the number of our front-end manufacturing facilities from fourteen at the time of our separation from Philips in 2006 to six by the end of 2012 . Also, during the fourth quarter of 2011 we took steps for the future closure of the ICN4 and ICN6 wafer fabs in Nijmegen, the Netherlands.

•

Operating Expenses (OPEX) Reduction Program. We are currently working towards optimizing future business growth from a sustainable foundation. In November 2012, we announced the introduction of our OPEX Reduction Program, focusing specifically on Selling, General and Administrative expenses and aimed at finding ways to run our company more efficiently in our cyclical industry. The objective of the OPEX Reduction Program is to bring these expenditures down to 12% of our revenue, meaning around two percentage points lower for the fiscal year ended December 31, 2013, compared to 2012.

Our Strategy

Our strategy is to be the leading provider of High-Performance Mixed-Signal solutions, supported by a strong Standard Products business, addressing our priority application areas. Key elements of this strategy are:

•

Extend our leadership in High-Performance Mixed-Signal markets. We intend to leverage our industry-leading RF, analog, power management, interface, security and digital processing technologies and capabilities to extend our leadership positions in providing High-Performance Mixed-Signal solutions for automotive, identification, wireless infrastructure, lighting, industrial, mobile, consumer and computing applications. Based on a combination of external and internal sources, we estimate that the consolidated market size of these addressed High-Performance Mixed-Signal markets was $16.6 billion as of December 31, 2011.

•

Focus on significant, fast growing opportunities. We are focused on providing solutions that address the macro trends of energy efficiency, mobility and connected mobile devices, security and healthcare, as well as rapid growth opportunities in emerging markets given our increasing market share in Asia Pacific (excluding Japan), which represented 57% of our revenue for the year ended December 31, 2011.

•

Deepen relationships with our key customers through our application marketing efforts. We intend to increase our market share by focusing on and deepening our customer relationships, further growing the number of our field application engineers at our customers’ sites and increasing product development work we conduct jointly with our lead customers. We have dedicated business units within our High-Performance Mixed-Signal segment to help cultivate key customer relationships.

•

Expand gross and operating margins. We continue to actively consider operational improvement programs aimed at accelerating revenue growth, expanding gross margins and improving overall profitability through better operational execution and streamlining of our cost structure.

Recent Developments

Recent Results

Fourth Quarter 2012 Results ($ millions, except EPS and percentages, unaudited)

	Q4 2012	Q3 2012	Q4 2011	Q – Q	Y – Y	2012	2011	Y – Y
Product Revenue	$1,066	$1,114	$857	-4%	24%	$4,114	$3,831	7%
Mfg. & Other Revenue	$50	$56	$74	-11%	-32%	$244	$363	-33%

Total Revenue	$1,116	$1,170	$931	-5%	20%	$4,358	$4,194	4%
GAAP Gross Profit	$490	$536	$389	-9%	26%	$1,988	$1,906	4%
GAAP Gross Margin	43.9%	45.8%	41.8%			45.6%	45.4%
GAAP Operating Income	$33	$168	$7	-80%	371%	$412	$357	15%
GAAP Operating Margin	3.0%	14.4%	0.8%			9.5%	8.5%
GAAP Net Income / (Loss)	$(116)	$115	$(182)	NM	NM	$(115)	$390	NM
GAAP EPS, Diluted	$(0.47)	$0.45	$(0.73)	NM	NM	$(0.46)	$1.57	NM
GAAP EPS, Basic	$(0.47)	$0.46	$(0.73)	NM	NM	$(0.46)	$1.57	NM

Supplemental Information ($ millions, unaudited)

	Q4 2012	Q3 2012	Q4 2011	% Q4 Total	Q – Q	Y – Y	2012	2011	Y – Y
Automotive	$227	$239	$218	20%	-5%	4%	$939	$930	1%
Identification	$290	$275	$155	26%	5%	87%	$986	$698	41%
Infrastructure & Industrial	$156	$165	$149	14%	-5%	5%	$604	$617	-2%
Portable & Computing	$195	$222	$137	18%	-12%	42%	$753	$661	14%

High Performance Mixed Signal (HPMS)	$868	$901	$659	78%	-4%	32%	$3,282	$2,906	13%
Standard Products (STDP)	$198	$213	$198	18%	-7%	0%	$832	$925	-10%

Product Revenue	$1,066	$1,114	$857	96%	-4%	24%	$4,114	$3,831	7%
Manufacturing & Other	$50	$56	$74	4%	-11%	-32%	$244	$363	-33%

Total Revenue	$1,116	$1,170	$931	100%	-5%	20%	$4,358	$4,194	4%

Additional Information for the Fourth Quarter of 2012:

•

Total gross debt at the end of the fourth quarter 2012 was $3,492 million, a reduction of $90 million from the $3,582 million in the prior quarter. Cash balance at the end of the fourth quarter of 2012 was $617 million, resulting in a net-debt position of $2,875 million.

•	Net cash interest paid in the fourth quarter of 2012 was $55 million.

•	SSMC, NXP’s consolidated joint-venture wafer fab with TSMC, reported fourth quarter 2012 operating income of $46 million and a closing cash balance of $288 million.

•	Utilization in NXP wafer fabs averaged 85 percent in the fourth quarter 2012 compared to 71 percent in the year ago period and 91 percent in the prior quarter.

•

During the fourth quarter of 2012 NXP booked a $98 million charge associated with a restructuring initiative (including but not limited to the OPEX Reduction Program) designed to improve operational efficiency and to competitively position the Company for sustainable growth. The components of the restructuring initiative were: $55 million in SG&A to assist in driving SG&A to 12 percent of revenue; $23 million in R&D to refocus resources; and $20 million in cost of goods sold, mainly related to the consolidation of MOS technologies from our German fabrication facility to the company’s 8-inch Dutch facility.

Management Change

Effective January 7, 2013, Hans Rijns and Dave French became jointly responsible for research and development. Mr Rijns has been appointed chief technology officer and has combined that role with his current position of senior vice president and head of research. Mr French has been appointed executive vice president of research and development in combination with his role as general manager of High-Performance Mixed-Signal portable and computing.

2020 Term Loan and Tender Offer for 2018 Dollar Fixed Rate Secured Notes

On December 12, 2012, we settled our tender offer (the “Tender Offer”) for $500 million aggregate principal amount of our outstanding U.S. dollar-denominated 9  3/4% senior secured notes due 2018 (the “2018 Dollar Fixed Rate Secured Notes”). To fund the consideration of $604 million, we used cash on hand as well as drawings of $500 million under a joinder agreement to our secured term credit agreement that we entered into on December 10, 2012 with Deutsche Bank Securities Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated and Goldman Sachs Bank USA, as arrangers (the “2020 Term Loan”).

Increased Available Borrowing Capacity under our Revolving Credit Agreement

Effective on October 29, 2012, we agreed with a syndicate of participating banks to increase by €120 million, from €500 million to €620 million, the aggregate amount that can be drawn at any time under our Revolving Credit Agreement. The Revolving Credit Agreement will expire on March 1, 2017 and will be used for general corporate purposes.

Redemption of Super Priority Notes

On October 8, 2012, we completed the redemption of all of our outstanding euro-denominated 10% super priority notes due 2013 (the “Euro Super Priority Notes”) and all of our outstanding U.S. dollar-denominated 10% super priority notes due 2013 (the “Dollar Super Priority Notes” and, together with the Euro Super Priority Notes, the “Super Priority Notes”). The face value of the redeemed Super Priority Notes amounted to $202 million, while the book value of the redeemed Super Priority Notes amounted to $188 million. The total cash consideration that we paid for the redemption equaled $216 million, excluding accrued interest. As a result, we expect to record a $28 million debt extinguishment loss in our financial income (expense) line of our condensed consolidated statement of operations for the fourth quarter of 2012. The redemption of the Super Priority Notes was financed by a drawdown of an additional $100 million under our Revolving Credit Agreement and with cash on hand.

Private offering of 5.75% senior notes due 2021 to institutional investors

On February 1, 2013, we announced the pricing of a private offering to institutional investors of $500 million aggregate principal amount of U.S. dollar-denominated 5.75% senior notes due 2021 by our wholly-owned subsidiaries NXP B.V. and NXP Funding LLC. This offering is expected to close on February 14, 2013. We intend to use the net proceeds of this private offering to repay amounts outstanding under our Second 2017 Term Loan.

COMPANY INFORMATION

We were incorporated in the Netherlands as a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the name KASLION Acquisition B.V. on August 2, 2006, in connection with the sale by Philips of 80.1% of its semiconductor business on September 29, 2006, to a consortium of funds advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Bain Capital Partners, LLC (“Bain”), Silver Lake Technology Management, L.L.C. (“Silver Lake”), Apax Partners LLP (“Apax”) and AlpInvest Partners B.V. (“AlpInvest,” and, collectively, the “Private Equity Consortium”). For a list of the specific funds that hold our common stock and their respective share ownership, see “Selling Stockholders” elsewhere in this prospectus supplement. On May 21, 2010, we converted from a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) into a Dutch public company with limited liability (naamloze vennootschap) and changed our name from KASLION Acquisition B.V. to NXP Semiconductors N.V. On August 5, 2010, we made an initial public offering and listed on the NASDAQ Global Select Market.

We had one class of shares of common stock and an aggregate of 251,751,500 shares of common stock outstanding as of December 31, 2012, of which 30,000,000 are to be sold by the Selling Stockholders as part of this offering.

We are a holding company whose only material assets are the direct ownership of 100% of the shares of NXP B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

Our corporate seat is in Eindhoven, the Netherlands. Our principal executive office is at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands, and our telephone number is +31 40 2729233. Our website address is www.nxp.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus supplement nor is incorporated by reference herein.

THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus entitled “Description of Common Stock.”

Common stock offered by the Selling Stockholders	30,000,000 shares of common stock, par value €0.20 per share.

Selling Stockholders	The Selling Stockholders include members of the Private Equity Consortium and PPTL Investment LP. Some of the Selling Stockholders are affiliated with directors of the Company, and with members of our senior management. See “Selling Stockholders”.

Use of proceeds	We will not receive any proceeds from this sale of shares by the Selling Stockholders.

Dividend policy	Our ability to pay dividends on our common stock is limited by the covenants of our secured revolving credit agreement dated April 27, 2012 (the “Revolving Credit Agreement”), the secured term credit agreement that we entered into on March 4, 2011 (the “First 2017 Term Loan”), the joinder and amendment agreement to the secured term credit agreement that we entered into on November 18, 2011 (the “Second 2017 Term Loan” and together with the First 2017 Term Loan, the “2017 Term Loans”), the joinder and amendment agreement to the secured term credit agreement that we entered into on February 16, 2012 (the “2019 Term Loan”) and the joinder agreement to the secured term credit agreement that we entered into on December 10, 2012 (the “2020 Term Loan” and, together with the 2019 Term Loan and the 2017 Term Loans, the “Term Loans”) and the indentures (collectively, the “Indentures”) governing the terms of our euro-denominated floating rate senior secured notes due October 15, 2013 (the “Euro Floating Rate Secured Notes”), our U.S. dollar-denominated floating rate senior secured notes due October 15, 2013 (the “2013 Dollar Floating Rate Secured Notes”), our U.S. dollar-denominated floating rate senior secured notes due November 15, 2016 (the “2016 Dollar Floating Rate Secured Notes”), our U.S. dollar-denominated 9 3/4% senior secured notes due August 1, 2018 (the “Dollar Fixed Rate Secured Notes” and, together with the Euro Floating Rate Secured Notes, the 2013 Dollar Floating Rate Secured Notes, the 2016 Dollar Floating Rate Secured Notes and the Dollar Fixed Rate Secured Notes, the “Secured Notes”) and our 5.75% senior notes due 2021 which are expected to be issued on February 14, 2013, and may be further restricted by the terms of any future debt or preferred securities. As a result, we currently expect to retain future earnings for use in the operation and expansion of our business and the repayment of our debt and do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy”.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” herein, in the accompanying prospectus and in the documents incorporated by reference herein, including our 2011 Annual Report, before investing in our common stock.

NASDAQ Global Select Market symbol	“NXPI”

The number of shares of common stock that will be outstanding after this offering is calculated based on 251,751,500 shares outstanding as of December 31, 2012 and excludes:

•

26,024,330 shares of common stock underlying stock options outstanding as of December 31, 2012 of which 15,114,216 stock options at a weighted average exercise price of €25.14 (or $33.16 based on the exchange rate as of December 31, 2012) per share and 10,910,114 stock options at a weighted average exercise price of $19.12;

•	5,708,597 shares of common stock underlying performance and restricted share units outstanding as of December 31, 2012; and

•	62,765 shares of common stock issuable upon the exercise of equity rights outstanding as of December 31, 2012.

RISK FACTORS

Elsewhere in this prospectus supplement, we have described several categories of risks that affect our business. These include risks specifically related to our business and industry, as well as a number of risks related to this offering that can affect your investment in the shares of our common stock. You should read the “Risk Factors” beginning on page S-13 of this prospectus supplement, beginning on page 5 of the accompanying prospectus, and in our 2011 Annual Report (which document is incorporated by reference herein) and our financial statements and related notes, for a more detailed explanation of these risks.

CORPORATE STRUCTURE

The following chart reflects our corporate structure as of September 30, 2012 and after giving effect to (i) our repurchase of $500 million aggregate principal amount of the 2018 Dollar Fixed Rate Secured Notes in the Tender Offer, (ii) our entry into and borrowing of $500 million under the 2020 Term Loan, (iii) our redemption of $202 million aggregate principal amount of Super Priority Notes, (iv) the private offering to institutional investors of $500 million aggregate principal amount of senior notes due 2021 which priced on January 31, 2013 and is expected to close on February 14, 2013 and (v) the repayment with the proceeds of such private offering of $493,750,000 principal amount of borrowings under our Second 2017 Term Loan (collectively, items (i) through (v) are referred to herein as, the “Refinancing Transactions”).

(1)	Includes the Private Equity Consortium, as well as certain co-investors. Some of our co-investors have recently sold part of their holdings of shares of our common stock, in accordance with the applicable securities law exemptions from registration.

(2)	As of December 31, 2012, 26,024,330 shares of common stock underlying stock options were outstanding. Furthermore, we have an aggregate of 5,708,597 shares of common stock outstanding as of December 31, 2012, issued as performance and restricted share units, under the Long Term Incentive Plan 2012, 2011 and 2010. In addition, 62,765 shares of common stock issuable upon the exercise of equity rights are outstanding as of December 31, 2012 under different employee incentive programs. On March 9, 2011, approximately 550,000 shares of common stock held by the management foundations were transferred to members of management and other executives in conversion for depository receipts for shares held by them. On the same date, approximately 200,004 shares of common stock held by the management foundations were transferred as restricted stock or performance related stock to participants in the Long-Term Incentive Plan 2010. The remaining approximately 1,299,996 shares of common stock held by the management foundations were purchased by the Company and were reserved for issuance under our stock option and equity incentive plans.

(3)	After giving effect to the Refinancing Transactions, as of September 30, 2012, we had $230 million of borrowings under the Revolving Credit Agreement. As described in more detail under “Summary—Recent Developments—Redemption of Super Priority Notes,” an additional $100 million was drawn under our Revolving Credit Agreement on October 9, 2012 to finance part of the redemption of the Super Priority Notes.

(4)	After giving effect to the Refinancing Transactions, as of September 30, 2012, we had $1,461 million of borrowings under the Term Loans. See “Recent Developments—2020 Term Loan and Tender Offer for 2018 Dollar Fixed Rate Secured Notes” and “Recent Developments—Private offering of 5.75% senior notes due 2021 to institutional investors.”

(5)	After giving effect to the Refinancing Transactions, as of September 30, 2012, $1,280 million aggregate principal amount of Existing Secured Notes (as defined herein) was outstanding.

(6)	On February 1, 2013, we announced the pricing of a private offering to institutional investors of $500 million aggregate principal amount of U.S. dollar-denominated 5.75% senior notes due 2021 by our wholly-owned subsidiaries NXP B.V. and NXP Funding LLC. This offering is expected to close on February 14, 2013.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The following table summarizes our historical consolidated financial data at the dates and for the periods indicated. The summary historical consolidated financial data as of and for the years ended December 31, 2009, 2010 and 2011, have been derived from our audited consolidated financial statements, incorporated by reference into this document. The results of operations for prior years are not necessarily indicative of the results to be expected for any future period. We prepare our financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The summary historical consolidated financial data should be read in conjunction with the “Operating and Financial Review and Prospects,” in our 2011 Annual Report and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2012 Interim Report and the consolidated financial statements and accompanying notes incorporated by reference into this document.

The summary historical consolidated financial data as of and for the twelve months ended September 30, 2012 has been derived by adding the historical consolidated financial data of NXP Semiconductors N.V. as of and for the financial year ended December 31, 2011, to the historical consolidated financial data of NXP Semiconductors N.V. as of and for the nine months ended September 30, 2012, and subtracting the historical consolidated financial data of NXP Semiconductors N.V. as of and for the nine months ended October 2, 2011.

The results of operations for prior years or the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. The summary historical consolidated financial data should be read in conjunction with the “Operating and Financial Review and Prospects” in our 2011 Annual Report and the consolidated financial statements and accompanying notes incorporated by reference into this document and with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 2012 Interim Report and the consolidated financial statements and accompanying notes incorporated by reference into this document.

	As of and for the years ended			As of and for the nine months ended
	December 31, 2009(1)	December 31, 2010	December 31, 2011	October 2, 2011	September 30, 2012
	($ in millions unless otherwise indicated)
Consolidated Statements of Operations:
Revenue	3,519	4,402	4,194	3,263	3,242
Cost of revenue	(2,621)	(2,579)	(2,288)	(1,746)	(1,744)

Gross Profit	898	1,823	1,906	1,517	1,498
Research and development	(764)	(568)	(635)	(484)	(457)
Selling, general and administrative(2)	(1,052)	(966)	(918)	(682)	(689)
Other income (expense)	(13)	(16)	4	(1)	27

Operating Income (Loss)	(931)	273	357	350	379
Financial income (expense):
Extinguishment of debt	1,020	57	(32)	(25)	(47)
Other financial income (expense)	(338)	(685)	(225)	(67)	(237)

Income (Loss) Before Income Taxes	(249)	(355)	100	258	95
Provision for income taxes	(10)	(24)	(21)	(19)	(8)
Results relating to equity-accounted investees	74	(86)	(77)	(62)	(42)

Income (Loss) From Continuing Operations	(185)	(465)	2	177	45
Income on discontinued operations, net of tax	32	59	434	432	1

Net Income (Loss)	(153)	(406)	436	609	46

Net Income (Loss) attributable to non-controlling interests	14	50	46	37	45
Net Income (Loss) attributable to stockholders	(167)	(456)	390	572	1

	As of and for the years ended			As of and for the nine months ended
	December 31, 2009(1)	December 31, 2010	December 31, 2011	October 2, 2011	September 30, 2012
	($ in millions unless otherwise indicated)
Consolidated Statements of Cash Flows Data:
Net cash provided by (used in):
Operating activities	(701)	361	175	209	558
Investing activities	63	(269)	(202)	(169)	(198)
Financing activities	(109)	(157)	(926)	(914)	(365)

Per Share Data:(3)
Net Income (Loss) attributable to Stockholders per Common Share in $:
Basic Earnings Per Common Share
Income (Loss) from Continuing Operations	(0.93)	(2.25)	(0.17)	0.56	—
Income (Loss) from Discontinued Operations	0.15	0.26	1.74	1.73	—
Net Income (Loss)	(0.78)	(1.99)	1.57	2.29	—
Diluted Earnings Per Common Share
Income (Loss) from Continuing Operations	(0.93)	(2.25)	(0.17)	0.55	—
Income (Loss) from Discontinued Operations	0.15	0.26	1.74	1.70	—
Net Income (Loss)	(0.78)	(1.99)	1.57	2.25	—
Weighted Average Number of Shares of Common Stock Used in Computing Per Share Amounts (in thousands)(4)
Basic	215,252	229,280	248,812	249,534	247,917
Diluted	215,252	229,280	248,812	254,669	253,020

Consolidated Balance Sheet Data:
Cash and cash equivalents	1,026	898	743	865	702
Total assets	8,579	7,637	6,612	7,014	6,501
Net assets(5)	1,041	1,219	1,357	1,560	1,404
Working capital(6)	870	811	969	896	906
Total debt	5,283	4,551	3,799	3,821	3,582
Total stockholders’ equity	843	986	1,145	1,357	1,187
Common stock	42	51	51	51	51

(1)	All years prior to 2010 have been restated to reflect the effect of the sale of the Sound Solutions Business in 2011 as discontinued operations.

(2)	For the years ended December 31, 2009, 2010 and 2011, selling, general and administrative expenses consisted of selling expenses of, respectively, $271 million, $265 million and $285 million, other general and administrative expenses of, respectively, $712 million, $701 million and $633 million and, for the year ended December 31, 2009, an impairment of assets held for sale of $69 million.

(3)	Due to our net losses from continuing operations attributable to stockholders in the full year periods from 2009 to 2011, all potentially dilutive securities have been excluded from the calculation of diluted earnings per common share because their effect would be anti-dilutive. On February 29, 2008, through a multi-step transaction, the nominal value of the common shares was decreased from €1.00 to €0.01 and all preference shares were converted into common shares, resulting in an increase of outstanding common shares from 100 million to 4.3 billion. In addition, on August 2, 2010, we amended our articles of association in order to effect a 1-for-20 reverse stock split, decreasing the number of shares of common stock outstanding from approximately 4.3 billion to approximately 215 million and increasing the par value of the shares of common stock from €0.01 to €0.20. On August 10, 2010, we issued an additional 34 million shares, which we sold as part of our IPO on August 5, 2010. On November 2, 2010, we issued 1.5 million shares as part of our setting up of the Long Term Incentive Plan 2010. On May 1, 2011 we issued 1 million shares in order to facilitate the exercise of stock options under our employee share plan.

(4)	For the years 2009 and 2010, there is no difference between basic and diluted number of shares due to our net loss position in all periods presented. As a result, all potentially dilutive securities are anti-dilutive.

(5)	Net assets is calculated as total assets less current and non-current liabilities.

(6)	Working capital is calculated as current assets less current liabilities (excluding short-term debt).

RISK FACTORS

An investment in our common stock involves risk. Before investing in our common stock, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our 2011 Annual Report and our financial statements and related notes, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. However, the selected risks described below and in our 2011 Annual Report are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. In such a case, the trading price of the common stock could decline and you may lose all or part of your investment in our company.

Risks Related to this Offering and Ownership of Our Common Stock

Our stock price may change significantly following the offering, and you could lose all or part of your investment as a result.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could affect the market price of our common stock in spite of our operating, performance. In addition, our operating results could be below expectations of public market analysts and investors, and in response, the market price of our common stock could decrease significantly. You may not be able to resell your shares at or above the offering price due to a number of factors such as those listed in “Risk Factors” in our 2011 Annual Report and the following factors, some of which are beyond our control:

•	actual or anticipated variations in our quarterly or annual results of operations;

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those of our competitors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	speculation in the press or investment community;

•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	the passage of legislation or other regulatory developments affecting us or our industry;

•	additions or departures of key personnel;

•	changes in accounting principles;

•	announcements by third parties of significant claims or proceedings against us;

•	increases in prices of raw materials for our products, fuel or our goods;

•	future sales of our common stock;

•	terrorist acts, acts of war or periods of widespread civil unrest;

•	natural disasters and other calamities; and

•	general domestic and international economic conditions.

Since February 1, 2012, the price of our common stock, as reported by NASDAQ, has ranged from a low of $18.81 on June 4, 2012 to a high of $31.28 on February 1, 2013. Furthermore, the stock market has experienced volatility, which in some cases has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.

In the past, following periods of market volatility, shareholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Future sales of our shares could depress the market price of our common stock.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offer, or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

As of December 31, 2012, there were approximately 251,751,500 shares of our common stock outstanding, of which approximately 39% were freely tradable on the NASDAQ Global Select Market. The 30,000,000 shares of common stock sold in this offering will be freely tradable in the U.S. without restriction or further registration under the Securities Act of 1933, as amended, by persons other than our “affiliates” (within the meaning of Rule 144 under the Securities Act). After giving effect to this offering, approximately 51% of our shares of common stock will be freely tradable on the NASDAQ Global Select Market.

Following this offering the Private Equity Consortium and PPTL Investment LP will own 123,337,003 shares of our common stock. The Private Equity Consortium and PPTL Investment LP will be able to continue to sell their shares in the public market from time to time, although such sales may be subject to certain limitations on the timing, amount and method of those sales imposed by the SEC. The Private Equity Consortium, PPTL Investment LP and the underwriters have agreed to a “lock up” period, meaning that the Private Equity Consortium and PPTL Investment LP may not sell any of their shares without the prior consent of the underwriters for 30 days after the date of this offering and subject to certain exceptions. The Private Equity Consortium and PPTL Investment LP have the right to include their shares in future registration statements relating to our securities. If the Private Equity Consortium or PPTL Investment LP were to sell a large number of their shares, the market price of our stock could decline significantly. These shares may also be sold pursuant to Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. In addition, the perception in the public markets that additional sales by the Private Equity Consortium or PPTL Investment LP might occur could also adversely affect the market price of our common stock.

In addition to the lock up period applicable to shares of our common stock held by the Private Equity Consortium and PPTL Investment LP, sales of our common stock held by certain of our directors and executive officers are also restricted by the lock up agreements that our certain of our directors and executive officers have entered into with the underwriters. The lock up agreements restrict certain of our directors and executive officers, subject to specified exceptions, from selling or otherwise disposing of any shares for a period of 30 days after the date of this prospectus without the prior consent of the underwriters, who may, however, in their sole discretion and without notice, release all or any portion of the shares from the restrictions in the lock up agreements.

As of December 31, 2012, 26,024,330 shares of common stock underlying stock options were outstanding. Furthermore, we have an aggregate of 5,708,597 shares of common stock outstanding as of December 31, 2012, issued as performance and restricted share units, under the Long Term Incentive Plan 2012, 2011 and 2010. In addition, 62,765 shares of common stock issuable upon the exercise of equity rights are outstanding as of December 31, 2012 under different employee incentive programs. On March 9, 2011, approximately 550,000 shares of common stock held by the management foundations were transferred to members of management and other executives in conversion for depository receipts for shares held by them. On the same date, approximately 200,004 shares of common stock held by the management foundations were transferred as restricted stock or performance related stock to participants in the Long-Term Incentive Plan 2010. The remaining approximately 1,299,996 shares of common stock held by the management foundations were purchased by the Company and were reserved for issuance under our stock option and equity incentive plans.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

In the future, we may issue additional shares of common stock in connection with acquisitions and other investments, as well as in connection with our current or any revised or new equity plans for management and other employees. The amount of our common stock issued in connection with any such transaction could constitute a material portion of our then outstanding common stock. If we issue all or any part of our authorized but unissued shares of our common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock, your influence over matters on which stockholders vote would be reduced and the market price of our shares of common stock may decline. In the case of issuances of preferred stock, your interest in us would likely be subject to the prior rights of holders of that preferred stock.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation and expansion of our business and in the repayment of our debt. Accordingly, investors must rely on sales of their shares of common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

The Private Equity Consortium will continue to be able to influence or have control over us after this offering and this control limits your ability to influence our significant corporate transactions. The Private Equity Consortium may have conflicts of interest with other stakeholders, including our stockholders.

The Private Equity Consortium controls us and, after this offering, will beneficially own 42% of our common stock. As a result, the Private Equity Consortium will continue to be able to influence or control matters requiring approval by our stockholders, including the election and removal of our directors, our corporate and management policies, potential mergers or acquisitions, payment of dividends, asset sales and other significant corporate transactions. We cannot assure you that the interests of the Private Equity Consortium will coincide with the interests of other holders of our common stock, particularly if we encounter financial difficulties or are unable to pay our debts when due. The concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of us and might ultimately affect the market price of our common stock. See “Selling Stockholders.”

United States civil liabilities may not be enforceable against us.

We are incorporated under the laws of the Netherlands and substantial portions of our assets are located outside of the United States. In addition, certain members of our board, our officers and certain experts named herein reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such other persons residing outside the United States, or to enforce outside the United States judgments obtained against such persons in U.S. courts in any action. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. laws.

There is no treaty between the United States and the Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the Netherlands unless the underlying claim is re-litigated before a Dutch court. Under current practice however, a Dutch court will generally grant the same judgment without a review of the merits of the underlying claim if (i) that judgment resulted from legal proceedings compatible with Dutch notions of due process, (ii) that judgment does not contravene public policy of the Netherlands and (iii) the jurisdiction of the United States federal or state court has been based on internationally accepted principles of private international law. Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against us or members of our board of directors, officers or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters.

In addition, there is doubt as to whether a Dutch court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. laws brought in a court of competent jurisdiction in the Netherlands against us or such members, officers or experts, respectively.

We are a Dutch public company with limited liability. The rights of our stockholders may be different from the rights of stockholders governed by the laws of U.S. jurisdictions.

We are a Dutch public company with limited liability (naamloze vennootschap). Our corporate affairs are governed by our articles of association and by the laws governing companies incorporated in the Netherlands. The rights of stockholders and the responsibilities of members of our board of directors may be different from the rights and obligations of stockholders in companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our board of directors is required by Dutch law to consider the interests of our company, its stockholders, its employees and other stakeholders, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a stockholder.

Our articles of association, Dutch corporate law and our current and future debt instruments contain provisions that may discourage a takeover attempt.

Provisions contained in our articles of association and the laws of the Netherlands, the country in which we are incorporated, could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. Provisions of our articles of association impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions.

Our general meeting of stockholders has empowered our board of directors to issue additional shares or to restrict or exclude pre-emptive rights on existing shares for a period of five years from August 2, 2010 until August 2, 2015. An issue of new shares may make it more difficult for a stockholder to obtain control over our general meeting.

In addition, our debt instruments contain, and future debt instruments may also contain, provisions that require prepayment or offers to prepay upon a change of control. These clauses may also discourage takeover attempts.

We are a foreign private issuer and, as a result, are not subject to U.S. proxy rules but are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. issuer.

We report under the Exchange Act, as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act and although we follow Dutch laws and regulations with regard to such matters, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, for fiscal years ending on or after December 15, 2011, foreign private issuers are required to file their annual report on Form 20-F by 120 days after the end of each fiscal year (for fiscal years ending before December 15, 2011, foreign private issuers are not required to file their annual report on Form 20-F until six months after the end of each fiscal year), while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, even though we are contractually obligated and intend to make interim reports available to our stockholders, copies of which we are required to furnish to the SEC on a Form 6-K, and even though we are required to file reports on Form 6-K disclosing whatever information we have made or are required to make public pursuant to Dutch law or distribute to our stockholders and that is material to our company, you may not have the same protections afforded to stockholders of companies that are not foreign private issuers.

We are a foreign private issuer and, as a result, in accordance with the listing requirements of the NASDAQ Global Select Market we rely on certain home country governance practices rather than the corporate governance requirements of the NASDAQ Global Select Market.

We are a foreign private issuer. As a result, in accordance with the listing requirements of the NASDAQ Global Select Market we rely on home country governance requirements and certain exemptions thereunder rather than relying on the corporate governance requirements of the NASDAQ Global Select Market. For an overview of our corporate governance principles, see “Item 16G.—Corporate Governance,” of our 2011 Annual Report including the section describing the differences between the corporate governance requirements applicable to common stock listed on the NASDAQ Global Select Market and the Dutch corporate governance requirements. Accordingly, you may not have the same protections afforded to stockholders of companies that are not foreign private issuers.

As per January 1, 2013, the new Management and Supervision Act (the “Supervision Act”) has come into effect in the Netherlands. The Supervision Act provides for certain changes in Dutch company law. As a result of the Supervision Act, Dutch company law no longer contains restrictions on the powers of directors to represent the company in case of a conflict of interest, but provides that a member of the board of directors may not participate in the discussion and decision-making of the board about the conflicted subject. If all members of the board of directors have a conflict of interest, the resolution concerned will be adopted by the general meeting of shareholders, unless the articles of association provide otherwise. Our articles of association do not contain such alternative arrangements. If an executive director or a non-executive director does not comply with the provisions on conflicts of interest, the resolution concerned is subject to nullification (vernietigbaar) and the director concerned may be held liable towards us.

In addition, the Supervision Act introduces a limitation on the number of supervisory positions that managing/executive and supervisory/non-executive directors of so called large entities may hold. We qualify as a large entity. Aside from the new restrictions on the number of supervisory positions, the Supervision Act also contains a required gender balance. This means that for large entities the seats in a managing, supervisory or one-tier board are to be divided among individuals, and the balanced participation is deemed to exist if at least 30% of the seats are taken by men and at least 30% by women. Pursuant to the Supervision Act, if we do not comply with the gender diversity rules, we will be required to explain this in our annual report.

Finally, the statutory provisions concerning the suspension of executive directors have been altered. The Supervision Act provides that, in one-tier board structures, executive directors can be suspended by the board of directors.

Our actual operating results may differ significantly from our guidance.

From time to time, we release guidance regarding our future performance that represents our management’s estimates as of the date of release. This guidance, which consists of forward-looking statements, is prepared by our management and is qualified by, and subject to, the assumptions and the other information contained or referred to in such release and the factors described under “Forward-Looking Statements” in this prospectus. Our guidance is not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our independent registered public accounting firm nor any other independent expert or outside party compiles or examines the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. The principal reason that we release this data is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in, or incorporated by reference into, this prospectus could result in the actual operating results being different than the guidance, and such differences may be adverse and material.

Risks Related to Our Business

The following risk factors are not the only risks related to our company. Instead, these risks are the only risks related to our company that we have updated since the filing of our 2011 Annual Report. For more information regarding additional risks related to our company, see the risks set forth under the caption “Item 3. Key Information—D. Risk Factors” of our 2011 Annual Report.

Significantly increased volatility and instability and unfavorable economic conditions may adversely affect our business.

Since early 2008, Europe, the United States and international markets have experienced increased volatility and instability. More recently, this volatility and instability intensified because of the sovereign debt crisis in Europe and the related financial restructuring efforts, the ratings downgrade of certain major economies, including the United States and France, continued hostilities in the Middle East and other world events. This could further adversely affect the economies of the European Union, the United States and those of other countries and may exacerbate the cyclicality of our business. Among other factors, we face risks attendant to declines in general economic conditions, changes in demand for end-user products and changes in interest rates.

In October 2012, the International Monetary Fund projected global world output growth of 3.6% in 2013, a decrease of 0.3% from its 3.9% estimated growth for 2013 released in January 2012. Official forecasts have been fluctuating as of late and negative economic trends may become worse, in particular amidst concerns that the euro crisis may further deepen. Despite indications of stabilization and aggressive measures taken by governments and central banks, there is a significant risk that the global economy could enter into a deeper and longer lasting recession. If economic conditions remain uncertain or deteriorate, our business, financial condition and results of operations could be materially adversely affected.

As a consequence of the significantly increased volatility and instability and the unfavorable economic conditions, it is increasingly difficult for us, our customers and suppliers to forecast demand trends, we are unable to accurately predict the extent or duration of cycles or their effect on our financial condition or result of operations and can give no assurance as to the timing, extent or duration of the current or future business cycles. A recurrent decline in demand or the failure of demand to return to prior levels could have a material adverse effect on our business, financial condition or results of operations.

Our substantial amount of debt could adversely affect our financial health, which could adversely affect our results of operations.

We are highly leveraged. Our substantial indebtedness could have a material adverse effect on us by making it more difficult for us to satisfy our payment obligations under our Revolving Credit Agreement, the Term Loans or our Secured Notes, by limiting our ability to borrow money for working capital, restructurings, capital expenditures, research and development, investments, acquisitions or other purposes, if needed, and by increasing the cost of any of these borrowings, by requiring us to dedicate a substantial portion of our cash flow from operations to service our debt, which reduces the funds available for operations and future business opportunities, by limiting our flexibility in responding to changing business and economic conditions, including increased competition and demand for new services, by placing us at a disadvantage when compared to those of our competitors that have less debt and by making us more vulnerable than those of our competitors who have less debt to a downturn in our business, industry or the economy in general. Despite our substantial indebtedness, we may still incur significantly more debt, which could further exacerbate the risks described above.

As our business is global, we need to comply with laws and regulations in countries across the world and are exposed to international business risks that could adversely affect our business.

We operate globally, with manufacturing, assembly and testing facilities in several continents, and we market our products globally.

As a result, we are subject to environmental, labor and health and safety laws and regulations in each jurisdiction in which we operate. We are also required to obtain environmental permits and other authorizations or licenses from governmental authorities for certain of our operations and have to protect our intellectual property worldwide. In the jurisdictions where we operate, we need to comply with differing standards and varying practices of regulatory, tax, judicial and administrative bodies.

There is new U.S. legislation to improve the transparency and accountability concerning the supply of minerals coming from the conflict zones of the Democratic Republic of Congo and adjoining countries. Such legislation requires that, starting the calendar year beginning January 1, 2013, reporting companies that determine that conflict minerals are necessary to the functionality or production of a product they manufactured or contracted to be manufactured over a calendar year to file a Conflict Minerals Report as an exhibit to a Form SD report. The Conflict Minerals Report is required to set out the due diligence efforts and procedures exercised on the source and chain of custody of such conflict minerals, in accordance with a nationally or internationally recognized due diligence framework, and a description of the company’s products containing such conflict minerals. The implementation of these requirements could increase our legal compliance costs and affect the sourcing and availability of minerals used in the manufacture of our products. As a result, there may only be a limited pool of suppliers who provide conflict free metals, and we cannot assure you that we will be able to obtain products in sufficient quantities or at competitive prices. Also, since our supply chain is complex, we may face reputational challenges with our customers and other stakeholders if we are unable to sufficiently verify the origins of all metals used in our products.

In addition, the business environment is also subject to many economic and political uncertainties, including the following international business risks:

•

negative economic developments in economies around the world and the instability of governments, such as the sovereign debt crisis in certain European countries or the downgrade of certain major economies, including the United States and France;

•

continued hostilities in the Middle East, including the threat of war. Although we have no direct investments in the Middle East, the continued hostilities may have a negative effect on our business, financial condition and operations, for instance via our customers, the energy prices and the financial markets;

•	potential terrorist attacks in the United States and Europe;

•	epidemics and pandemics, which may adversely affect our workforce, as well as our local suppliers and customers, in particular in Asia;

•	adverse changes in governmental policies, especially those affecting trade and investment; and

•	foreign currency exchange, in particular with respect to the U.S. dollar, and transfer restrictions, in particular in Greater China.

No assurance can be given that we have been or will be at all times in complete compliance with the laws and regulations to which we are subject or that we have obtained or will obtain the permits and other authorizations or licenses that we need. If we violate or fail to comply with laws, regulations, permits and other authorizations or licenses, we could be fined or otherwise sanctioned by regulators. In this case, or if any of the international business risks were to materialize or become worse, they could have a material adverse effect on our business, financial condition and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, further increasing legal and financial compliance costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure.

Legal proceedings covering a range of matters are pending in various jurisdictions. Due to the uncertainty inherent in litigation, it is difficult to predict the final outcome. An adverse outcome might affect our results of operations.

We and certain of our businesses are involved as plaintiffs or defendants in legal proceedings in various matters. Although the ultimate disposition of asserted claims and proceedings cannot be predicted with certainty, our financial position and results of operations could be affected by an adverse outcome.

For example, on January 7, 2009, the European Commission issued a release in which it confirmed it had started an investigation in the smart card chip sector. The European Commission has reason to believe that the companies concerned may have violated European Union competition rules prohibiting certain practices such as price fixing, customer allocation and the exchange of commercially sensitive information. As one of the companies active in the smart card chip sector, we are subject to this ongoing investigation and are assisting the regulatory authorities in this investigation. The investigation is still ongoing and it is currently not possible to reliably estimate its outcome. If the European Commission were to find that we violated European Union competition laws, it could impose fines and penalties on our company that, while the amounts cannot be predicted with certainty, we believe would not have a material adverse effect on our consolidated financial position. However, any such fines or penalties may be material to our consolidated statement of operations for a particular period.

The impact of a negative performance of financial markets and demographic trends on our defined benefit pension liabilities and costs cannot be predicted and may be severe.

We sponsor defined benefit pension plans in a number of countries and a significant number of our employees are covered by our defined benefit pension plans. As of September 30, 2012, we had recognized a net accrued benefit liability of $202 million, representing the unfunded benefit obligations of our defined pension plans. The funding status and the liabilities and costs of maintaining such defined benefit pension plans may be impacted by financial market developments. For example, the accounting for such plans requires determining discount rates, expected rates of compensation and expected returns on plan assets, and any changes in these variables can have a significant impact on the projected benefit obligations and net periodic pension costs. Negative performance of the financial markets could also have a material impact on funding requirements and net periodic pension costs. Our defined benefit pension plans may also be subject to demographic trends. Accordingly, our costs to meet pension liabilities going forward may be significantly higher than they are today, which could have a material adverse impact on our financial condition.

We are exposed to a number of different tax uncertainties, which could have an impact on tax results.

We are required to pay taxes in multiple jurisdictions. We determine the taxation we are required to pay based on our interpretation of the applicable tax laws and regulations in the jurisdictions in which we operate. We may be subject to unfavorable changes in the respective tax laws and regulations to which we are subject. Tax controls, audits, change in controls and changes in tax laws or regulations or the interpretation given to them may expose us to negative tax consequences, including interest payments and potentially penalties. We have issued transfer-pricing directives in the areas of goods, services and financing, which we believe are in accordance with the Guidelines of the Organization of Economic Co-operation and Development. As transfer pricing has a cross border effect, the focus of local tax authorities on implemented transfer pricing procedures in a country may have an impact on results in another country and as such the impact of such arrangements on tax results may be uncertain.

In order to mitigate the transfer pricing uncertainties within our deployment, measures have been taken and a monitoring system has been put in place. On a regular basis, internal reviews are executed to test the correct implementation of the transfer pricing directives.

Uncertainties can also result from (i) disputes with local tax authorities about transfer pricing of internal deliveries of goods and services or related to financing, acquisitions and divestments, (ii) the use of tax credits and permanent establishments, and tax losses carried forward, or (iii) our tax position more generally. These uncertainties may have a significant impact on local tax results. We have various tax assets resulting from acquisitions. Tax assets can also result from the generation of tax losses in certain legal entities. Tax authorities may challenge the utilization of these tax assets. In addition, the value of the tax assets resulting from tax losses carried forward depends on having sufficient taxable profits in the future and therefore the value of such tax assets is uncertain.

Certain natural disasters, such as flooding, large earthquakes, volcanic eruptions or nuclear or other disasters, or a combination thereof, may negatively impact our business. There is increasing concern that climate change is occurring and may cause a rising number of natural disasters.

Environmental and other disasters, such as flooding, large earthquakes, volcanic eruptions or nuclear or other disasters, or a combination thereof may negatively impact our business. If flooding, a large earthquake, volcanic eruption or other natural disaster were to directly damage, destroy or disrupt our manufacturing facilities, it could disrupt our operations, delay new production and shipments of existing inventory or result in costly repairs, replacements or other costs, all of which would negatively impact our business. Even if our manufacturing facilities are not directly damaged, a large natural disaster may result in disruptions in distribution channels or supply chains and significant increases in the prices of raw materials used for our manufacturing process. For instance, the nuclear incident following the tsunami in Japan impacted the supply chains of our customers and suppliers. Furthermore, any disaster affecting our customers (or their respective customers) may significantly negatively impact the demand for our products and our revenues.

The impact of any such natural disasters depends on the specific geographic circumstances but could be significant, as some of our factories are located in islands with known earthquake fault zones, including the Philippines, Singapore, Taiwan or Thailand. There is increasing concern that climate change is occurring that may cause a rising number of natural disasters with potentially dramatic effects on human activity. We cannot predict the economic impact, if any, of natural disasters or climate change.

We are exposed to a variety of financial risks, including currency risk, interest rate risk, liquidity risk, commodity price risk, credit risk and other non-insured risks, which may have an adverse effect on our financial results.

We are a global company and, as a direct consequence, movements in the financial markets may impact our financial results. We are exposed to a variety of financial risks, including currency fluctuations, interest rate risk, liquidity risk, commodity price risk and credit risk and other non-insured risks. We enter into diverse financial transactions with several counterparties to mitigate our currency risk. Derivative instruments are only used for hedging purposes. The rating of our debt by major rating agencies may further improve or deteriorate. As a result, our additional borrowing capacity and financing costs may be impacted.

We are also a purchaser of certain base metals, precious metals and energy used in the manufacturing process of our products. Credit risk represents the loss that would be recognized at the reporting date if counterparties failed to perform upon their agreed payment obligations. Credit risk is present within our trade receivables. Such exposure is reduced through ongoing credit evaluations of the financial conditions of our customers and by adjusting payment terms and credit limits when appropriate. We invest available cash and cash equivalents with various financial institutions and are in that respect exposed to credit risk with these counterparties. We actively manage concentration risk on a daily basis adhering to a treasury management policy. Cash is invested and financial transactions are concluded where possible with financial institutions with a strong credit rating. If we are unable to successfully manage these risks, they could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

We will not receive any proceeds from this sale of shares by the Selling Stockholders.

The Selling Stockholders will receive all of the net proceeds from the sale of 30,000,000 shares of our common stock in this offering. We will pay the expenses of this offering, other than underwriting discounts and commissions. The Selling Stockholders include entities affiliated with directors of our company and with members of our senior management. See “Selling Stockholders.”

COMMON STOCK PRICE RANGE

Market Information

Our shares of common stock have been listed on the NASDAQ Global Select Market under the symbol “NXPI” since our IPO on August 5, 2010. Prior to that date, there was no public market for our shares of common stock. The following table sets forth, for the periods indicated, the high and low sales prices of our shares of common stock as reported by the NASDAQ Global Select Market:

	Market Prices
	High	Low
Fiscal year ended December 31, 2010 (from August 6, 2010)	$20.93	$10.68
Fiscal year ended December 31, 2011	$34.18	$13.68
Fiscal year ended December 31, 2012	$26.97	$16.01
First quarter of 2012	$27.44	$20.44
Second quarter of 2012	$26.68	$18.57
Third quarter of 2012	$27.96	$19.66
Fourth quarter of 2012	$26.50	$20.57
First quarter 2013 (through February 1, 2013)	$31.28	$26.48

On February 1, 2013, the closing price of our shares of common stock as reported on the NASDAQ Global Select Market, was $30.76 per share.

DIVIDEND POLICY

Our ability to pay dividends on the shares of our common stock is limited by the covenants of our Revolving Credit Agreement, the Term Loans and the Indentures and may be limited by the terms of any future debt or preferred securities. As a result, we currently expect to retain future earnings for use in the operation and expansion of our business and the repayment of our debt, and do not anticipate paying any cash dividends in the foreseeable future. Whether or not dividends will be paid in the future will depend on, among other things, our results of operations, financial condition, level of indebtedness, cash requirements, contractual restrictions and other factors that our board of directors and our stockholders may deem relevant. If, in the future, our board of directors decides not to allocate profits to our reserves (making such profits available to be distributed as dividends), any decision to pay dividends on the shares of our common stock will be at the discretion of our stockholders.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization, as of September 30, 2012. Our cash and cash equivalents and capitalization is presented:

•	on an actual basis; and

•

on an as adjusted basis, after giving effect to (i) the repurchase of $500 million aggregate principal amount of the 2018 Dollar Fixed Rate Secured Notes in the Tender Offer, (ii) our entry into and borrowing of $500 million under the 2020 Term Loan, (iii) the redemption of $202 million aggregate principal amount of Super Priority Notes, (iv) the private offering to institutional investors of $500 million aggregate principal amount of 5.75% senior notes due 2021 which priced on January 31, 2013 and is expected to close on February 14, 2013 and (v) the repayment with the proceeds of such private offering of $493,750,000 principal amount of borrowings under our Second 2017 Term Loan.

You should read this table together with the section of this prospectus entitled “Use of Proceeds,” with the section “Operating and Financial Review and Prospects” in NXP Semiconductor N.V.’s 2011 Annual Report, with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NXP Semiconductors N.V.’s Interim Report on Form 6-K for the period ended September 30, 2012, furnished to the SEC on November 1, 2012 and with the consolidated financial statement and accompanying notes incorporated by reference into this prospectus.

	Actual	As adjusted(1)
	As of September 30, 2012
	($ in millions)
Cash and cash equivalents	702	610

Total short-term debt	244	56
Total long-term debt	3,338	2,953
Senior Notes due 2021(2)	—	500

Total debt(3)	3,582	3,509
Total stockholders’ equity	1,187	1,168

Total capitalization	4,769	4,677

(1)	After giving effect to (i) our repurchase of $500 million aggregate principal amount of the 2018 Dollar Fixed Rate Secured Notes in the Tender Offer, (ii) our entry into and borrowing of $500 million under the 2020 Term Loan, (iii) our redemption of $202 million aggregate principal amount of Super Priority Notes, (iv) the private offering to institutional investors of $500 million aggregate principal amount of 5.75% senior notes due 2021 which priced on January 31, 2013 and is expected to close on February 14, 2013 and (v) the repayment with the proceeds of such private offering of $493,750,000 principal amount of borrowings under our Second 2017 Term Loan.

(2)	On January 31, 2013 our wholly-owned subsidiaries NXP B.V. and NXP Funding LLC priced their private offering to institutional investors of $500 million aggregate principal amount of 5.75% senior notes due 2021 which is expected to close on February 14, 2013.

(3)	As of September 30, 2012, our net debt was $2,880 million on an actual basis, and would have been $2,899 million on an as adjusted basis, after giving effect to the adjustments described above.

SELLING STOCKHOLDERS

The following table shows the amount and percentage of our common stock beneficially owned as of December 31, 2012 (unless otherwise noted), by (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each member of our board of directors, (iii) each director nominee, (iv) each of the named executive officers, (v) certain former members of management, (vi) all members of the board, and director nominees as a group and (vii) each of the Selling Stockholders. A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if he has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, these persons may be contacted at our executive offices and, to our knowledge, have sole voting and investment power over the shares listed. Percentage computations are based on 251,751,500 shares of our common stock outstanding as of December 31, 2012 and 251,751,500 shares of our common stock expected to be outstanding following the consummation of this offering, including the 30,000,000 shares of our common stock offered by the Selling Stockholders hereby. As shown in the table below, funds advised by KKR, Bain and Silver Lake are considered U.S. beneficial holders and collectively beneficially owned 34.98% of our shares of common stock prior to the consummation of this offering.

Name of Beneficial Owner	Common Stock Beneficially Owned
	Prior to this Offering		After this Offering
	Number	%	Number	%
5% Stockholders:
Funds advised by KKR(1)(5)	40,028,656	15.90	32,197,150	12.79
Funds advised by Bain(2)(5)	32,021,770	12.72	25,756,791	10.23
Funds advised by Silver Lake(3)(5)	16,012,220	6.36	12,879,469	5.12
Funds advised by Apax(4)(5)	18,010,831	7.15	14,487,057	5.75
NXP Co-Investment Partners L.P.(5)	18,684,787	7.42	15,029,155	5.97
PPTL Investment LP(6)	20,574,433	8.17	16,549,097	6.57
Directors and Named Executive Officers:
Richard L. Clemmer	921,866	0.37	1,358,051	0.54
Sir Peter Bonfield	20,361	*	28,839	0.01
Johannes P. Huth	79,999	0.03	79,999	0.03
Vikram Bhatia	3,333	*	3,333	*
Nicolas Cattelain	9,999	*	9,999	*
Egon Durban(7)	16,032,719	6.37	12,899,968	5.12
Kenneth A. Goldman	14,999	0.01	14,999	0.01
Josef Kaeser	9,999	*	9,999	*
Ian Loring(8)	32,031,769	12.72	25,766,790	10.24
Michel Plantevin	9,999	*	9,999	*
Roy Mackenzie	—	—	—	—
All directors and executive officers as a group(9)	49,135,043	19.52	40,338,492	16.02
Other Selling Stockholders:
Funds advised by AlpInvest(10)	8,004,306	3.18	6,438,284	2.56

*	less than 0.01%

(1)	KKR’s affiliates and certain funds advised by KKR, through various KKR-affiliated entities, hold shares of our common stock through a newly organized Luxembourg holding company. The following KKR-affiliated entities (the “KKR Entities”) have an indirect interest in 40,028,656 shares of our common stock through their ownership of such newly organized Luxembourg holding company: KKR NXP (2006) Limited (3,121,680 shares); KKR NXP (European II) Limited (20,010,767 shares); KKR NXP (Millennium) Limited (16,896,200 shares); and KKR Associates Europe II Limited Partnership (9 shares). As the designated members of KKR Management LLC (which may be deemed to indirectly control one or more general partners, stockholders or members of the entities that own or control the KKR Entities), Henry R. Kravis and George R. Roberts may be deemed to beneficially own the shares of our common stock indirectly held by the KKR Entities, but disclaim beneficial ownership of such shares. In addition, as the voting partner of certain affiliates of the KKR Entities, KKR SP Limited may be deemed to beneficially own the shares of our common stock indirectly held by the KKR Entities, but disclaims beneficial ownership of such shares. The principal business address of each of the entities and persons identified in this footnote except Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, NY 10019, U.S.A. The principal business office for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025, U.S.A.

(2)	Bain Pumbaa LuxCo S.à.r.l. owns 32,021,770 shares of our common stock. As a shareholder of Bain Pumbaa LuxCo S.à.r.l., Bain Capital Lion Holdings, L.P. (“Lion Holdings”) has voting and dispositive power over 32,021,770 shares of our common stock held by Bain Pumbaa LuxCo S.à.r.l. and may be deemed to beneficially own all shares of our common stock held by Bain Pumbaa LuxCo S.à.r.l. Bain Capital Investors, LLC (“BCI”) is the managing general partner of Lion Holdings. As a result, BCI may be deemed to beneficially own all of the shares of our common stock held by Lion Holdings, but disclaims beneficial ownership of such shares of our common stock. BCI is controlled by an investment committee composed of 22 members, Andrew Balson, Steven Barnes, Joshua Bekenstein, Louis Bremer, John Connaughton, Todd Cook, Paul Edgerley, Christopher Gordon, Blair Hendrix, Jordan Hitch, David Humphrey, John Kilgallon, Lewis Klessel, Matthew Levin, Ian Loring, Philip Loughlin, Seth Meisel, Mark Nunnelly, Stephen Pagliuca, Ian Reynolds, Mark Verdi and Stephen Zide. Each such investment committee member, disclaims beneficial ownership of shares indirectly held by Lion Holdings. In addition, the Bain-affiliated funds and individuals named above may be deemed by virtue of their rights under the shareholders’ agreement with respect to the Company to share voting power with respect to the shares of our common stock held by the other parties to the shareholders’ agreement, but disclaim beneficial ownership of such shares. The address of BCI and of Lion Holdings is John Hancock Tower, 200 Clarendon Street, Boston, MA 02116, U.S.A.

(3)	SL II NXP S.à.r.l. owns 16,012,220 shares of our common stock. SLP II Cayman NXP, Ltd. owns 99.57% of the outstanding shares of our common stock held by SL II NXP S.à.r.l. and may be deemed to beneficially own all shares of our common stock held by SL II NXP S.à.r.l. Silver Lake Partners II Cayman, L.P. is the sole shareholder of SLP II Cayman NXP, Ltd. Silver Lake Technology Associates II Cayman, L.P. is the general partner of Silver Lake Partners II Cayman, L.P. Silver Lake (Offshore) AIV GP II, Ltd. is the general partner of Silver Lake Technology Associates II Cayman, L.P. Because of the foregoing relationships, each of SLP II Cayman NXP, Ltd., Silver Lake Partners II Cayman, L.P., Silver Lake Technology Associates II Cayman, L.P. and Silver Lake (Offshore) AIV GP II, Ltd. (together, the “Silver Lake Funds”) may be deemed to beneficially own all of the shares of our common stock held by SL II NXP S.à.r.l. Messrs. James A. Davidson, Glenn H. Hutchins, David J. Roux, Alan K. Austin, Michael J. Bingle, Gregory Keith Mondre, Charles Giancarlo, Andrew Wagner and Kenneth Y. Hao and Mses. Karen King and Yolande A. Jun serve as directors of Silver Lake (Offshore) AIV GP II, Ltd. They disclaim beneficial ownership of the ordinary shares indirectly owned by the Silver Lake Funds. In addition, the Silver Lake-affiliated funds and individuals named above may be deemed by virtue of their rights under the shareholders’ agreement with respect to the Company to share voting power with respect to the shares of our common stock held by the other parties to the shareholders’ agreement, but disclaim beneficial ownership of such shares. Silver Lake’s address is c/o 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025, U.S.A.

(4)	Meridian Holding S.à r.l. owns 18,010,831 shares of our common stock. Apax NXP VI A L.P. is an English limited partnership and owns 66.59% of the outstanding shares of Meridian Holding S.à.r.l. Apax NXP (UK) VI A1 GP Co. Ltd, an English private limited company, is the general partner of Apax NXP VI A L.P. Apax WW Nominees Ltd, an English company, holds, directly or indirectly, 100% of the interests in Apax NXP (UK) VI A1 GP Co. Ltd as nominee for Apax Partners Europe Managers Ltd, the custodian of Apax Europe VI-A, L.P., an English limited partnership. Apax Europe VI GP L.P. Inc., a Guernsey limited partnership, is the general partner of Apax Europe VI-A, L.P. Apax Europe VI GP Co. Limited, a Guernsey company, is the general partner of Apax Europe VI GP L.P. Inc. Apax Partners Europe Managers Ltd, an English company, holds 100% of the interests in Apax WW Nominees Ltd. Apax Partners Europe Managers Ltd has also been appointed by Apax Europe VI GP L.P. Inc. (acting by Apax Europe VI GP Co. Limited, its general partner) as discretionary investment manager of the investments of Apax Europe VI-A, L.P. Apax Partners Europe Managers Ltd, Apax Europe VI GP Co. Limited and Apax Europe VI GP L.P. Inc. are responsible for the investments and general administration of Apax Europe VI-A, L.P. Because of the foregoing relationships, each of Apax NXP VI A L.P., Apax NXP (UK) VI A1 GP Co. Ltd, Apax Europe VI-A, L.P., Apax Europe VI GP L.P. Inc., Apax Europe VI GP Co. Limited and Apax Partners Europe Managers Ltd may be deemed to beneficially own all of the shares of our common stock held by Meridian Holding S.à.r.l. As directors and shareholders of Apax Partners Europe Managers Ltd., Martin Halusa, Nico Hansen, Michael Phillips and Ian Jones may be deemed to beneficially own the shares of our common stock indirectly held by Apax Europe VI, but disclaim ownership of such shares. In addition, the Apax-affiliated funds and individuals named above may be deemed by virtue of their rights under the shareholders’ agreement with respect to the Company to share voting power with respect to the shares of our common stock held by the other parties to the shareholders’ agreement, but disclaim beneficial ownership of such shares. The address of Apax Partners LLP and Apax Partners Europe Managers Ltd. is 33 Jermyn Street, London SW1Y 6DN, England, and the address of Apax Partners L.P. is 601 Lexington Avenue, 53rd Floor, New York, NY 10022, U.S.A.

(5)	As the general partner of NXP Co-Investment Partners L.P., NXP Co-Investment GP Ltd. beneficially owns the shares held indirectly by NXP Co-Investment Partners L.P. Funds and entities advised by KKR, Bain, Silver Lake and Apax own NXP Co-Investment GP Ltd., but none of them own a majority, and none may be deemed to beneficially own them.

(6)	The number of shares owned by PPTL Investment LP stated in the table is as of January 29, 2013. PPTL Investment LP and the individuals named above may be deemed by virtue of their rights under the shareholders’ agreement with respect to the Company to share voting power with respect to the shares of our common stock held by the other parties to the shareholders’ agreement, but disclaim beneficial ownership of such shares. PPTL Investment LP is a Scottish law limited partnership of which PPTL Investment Limited is the general partner and Philips Pension Trustees Limited (in its capacity as the trustee of the Philips Pension Fund) is the sole limited partner investor. The business address of PPTL Investment LP is 15 Atholl Crescent Edinburgh EH3 8HA, United Kingdom.

(7)	Mr. Durban is a director of our Company, as well as a director of SLP II Cayman NXP, Ltd. Amounts disclosed for Mr. Durban include shares beneficially owned by the funds advised by Silver Lake. Mr. Durban disclaims beneficial ownership of any shares owned directly or indirectly by funds advised by Silver Lake.

(8)	Mr. Loring is a director of our Company, as well as a member of the investment committee of Bain Capital Investors, LLC. Amounts disclosed for Mr. Loring include shares beneficially owned by the funds advised by Bain. Mr. Loring disclaims beneficial ownership of any shares owned directly or indirectly by funds advised by Bain.

(9)	Reflects shares that may be beneficially owned by our directors. However, each director disclaims beneficial ownership of such shares. In addition, as per December 31, 2012, our directors and executive officers beneficially owned as a group options or equity rights representing 8,852,272 shares of our common stock. If exercised, these shares would represent 3.5% of the shares of our common stock. At any time that the Private Equity Consortium reduces its shareholding in us or in the event that the Private Equity Consortium no longer holds in the aggregate at least 30% of our common stock, vested stock options granted under our Management Equity Stock Option Plan would become exercisable. The stock options, performance related stock units and restricted stock units granted under our Long Term Incentive Plan 2010 vest over a three or four year period, subject to certain conditions, and are exercisable immediately upon vesting.

(10)	AlpInvest Partners CSI 2006 Lion C.V. owns 7,938,871 shares in our common stock and AlpInvest Partners Later Stage II-A Lion C.V. owns 65,435 shares of our common stock. As the managing director of AlpInvest Partners Beheer 2006 B.V. (which manages AlpInvest Partners CSI 2006 Lion C.V. and AlpInvest Partners Later Stage II-A Lion C.V.), AlpInvest Partners B.V. may be deemed to hold voting and dispositive power with respect to the shares in our common stock beneficially owned by AlpInvest Partners CSI 2006 Lion C.V. and AlpInvest Partners Later Stage II-A Lion C.V., but disclaims beneficial ownership of such shares. As managing directors of AlpInvest Partners B.V. Volkert Doeksen and Johan Paul de Klerk may be deemed to beneficially own the shares of our common stock owned by AlpInvest Partners Later Stage II-A Lion C.V. and AlpInvest Partners CSI 2006 Lion C.V., but disclaim beneficial ownership of such shares. In addition, the AlpInvest-affiliated funds and individuals named above may be deemed by virtue of their rights under the shareholders’ agreement with respect to the Company to share voting power with respect to the shares of our common stock held by the other parties to the shareholders’ agreement, but disclaim beneficial ownership of such shares. AlpInvest’s address is c/o AlpInvest Beheer, Jachthavenweg 118, 1081 KJ Amsterdam, the Netherlands.

EXCHANGE RATE INFORMATION

The majority of our expenses are incurred in euros, while most of our revenue is denominated in U.S. dollars. As used in this prospectus, “euro”, or “€” means the single unified currency of the European Monetary Union. “U.S. dollar”, “USD”, “U.S.$” or “$” means the lawful currency of the United States of America.

The tables below set forth, for the periods indicated, the period average or the high and low Bloomberg Composite Rate (New York), as applicable, expressed as U.S. dollars per euro. As used in this prospectus, the Bloomberg Composite Rate is a “best market” calculation. At any point in time, the bid rate is equal to the highest bid rate of all contributing bank indications. The ask rate is set to the lowest ask rate offered by these banks. The Bloomberg Composite Rate is a mid-value rate between the applied highest bid rate and the lowest ask rate. The average rate for a year means the average of the closing Bloomberg Composite Rates on the last business day of each month during the relevant period. The average rate for a month, or for any shorter period, means the average of the closing Bloomberg Composite Rates on each business day during the relevant period. Neither we nor the underwriters make any representation that the euro or U.S. dollar amounts referred to in this prospectus supplement have been, could have been or could in the future be converted into U.S. dollars or euro, as the case may be, at any particular rate, if at all. We did not use the rates listed below in the preparation of our financial statements and other financial information appearing in this prospectus or any documents incorporated by reference herein.

The following table shows the average Bloomberg Composite Rate, expressed as U.S. dollars per euro, for each of the five full years in the period from January 1, 2008 through December 31, 2012 and for the period from January 1, 2013 through January 29, 2013:

Year ended December 31,	Average
($ per €)
2008	1.4712
2009	1.3949
2010	1.3266
2011	1.3926
2012	1.2860
2013 (through February 1, 2013)	1.3302

The following table shows the high and low Bloomberg Composite Rate for U.S. dollars per euro for each of the six full months in the six-month period ended December 31, 2012 and for the period from January 1, 2013 through February 1, 2013:

Month	High	Low
	($ per €)
August	1.2579	1.2180
September	1.3129	1.2566
October	1.3118	1.2874
November	1.2986	1.2704
December	1.3244	1.2928
January	1.3486	1.3049
February (through February 1, 2013)	1.3650	1.3650

On February 1, 2013 the Bloomberg Composite Rate between the euro and the U.S. dollar was $1.3650 per euro.

Fluctuations in the value of the euro relative to the U.S. dollar have had a significant effect on the translation into U.S. dollars of our euro-denominated assets, liabilities, revenue and expenses, and may continue to do so in the future. For further information on the impact of fluctuations in exchange rates on our operations, see “Risk Factors—Risks Related to Our Business—Fluctuations in foreign exchange rates may have an adverse effect on our financial results” and “Operating and Financial Review and Prospects—Quantitative and Qualitative Disclosures about Market Risk—Foreign Currency Risks” included in our 2011 Annual Report, which is incorporated by reference herein.

The foreign exchange rates used to translate euro-denominated balance sheet items to U.S. dollars in this prospectus supplement as of December 31, 2011 and as of September 30, 2012 were $1.2938 and $1.2941 per €1.00, respectively.

MATERIAL TAX CONSIDERATIONS

Summary of Dutch Tax Considerations

The following summary describes the material Dutch tax consequences of the ownership and disposition of our shares of common stock as of the date hereof and is intended as general information only. This summary does not contain a detailed description of all the Dutch tax law consequences to you as a holder of shares of common stock in the Company in light of your particular circumstances and does not address the effects of any non-Dutch tax laws. For Dutch tax purposes, a holder of our shares may include an individual who or an entity that does not have the legal title of the shares, but to whom nevertheless the shares are attributed based either on such individual or entity holding a beneficial interest in the shares or based on specific statutory provisions, including statutory provisions pursuant to which shares are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the shares.

If you are considering the purchase, ownership or disposition of our shares, you should consult your own tax advisors concerning the Dutch tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

The following summary is based on the Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date hereof, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect. For the purpose of this paragraph, “Dutch taxes” means taxes of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities. All references in this summary to the Netherlands and Dutch law are to the European part of the Kingdom of the Netherlands and its law, respectively, only. Any reference hereafter made to a treaty for the avoidance of double taxation concluded by the Netherlands includes the Tax Regulation for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulation for the country of the Netherlands (Belastingregeling voor het land Nederland) and the Agreement between the Taipei Representative Office in the Netherlands and the Netherlands Trade and Investment Office in Taipei for the avoidance of double taxation.

Withholding Tax

A stockholder is generally subject to Dutch dividend withholding tax at a rate of 15 percent on dividends distributed by us. Generally, we are responsible for the withholding of such dividend withholding tax at source; the dividend withholding tax is for the account of the stockholder.

Dividends distributed by us include, but are not limited to:

(i)	distributions of profits in cash or in kind, including deemed and constructive distributions, whatever they be named or in whatever form;

(ii)	proceeds from the liquidation of the company, or proceeds from the repurchase of shares by the company, in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

(iii)	the par value of shares issued to a stockholder or an increase in the par value of shares, to the extent that no contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

(iv)	partial repayment of paid-in capital, that is not recognized for Dutch dividend withholding tax purposes, or recognized for Dutch dividend withholding tax purposes, to the extent that we have net profits (zuivere winst) within the meaning of the Dutch Dividend Withholding Tax Act 1965 (Wet op de Dividendbelasting 1965) and unless (a) the general meeting of stockholders has resolved in advance to make such repayment, and (b) the par value of the shares concerned has been reduced with an equal amount by way of an amendment to our articles of association. The term net profits includes anticipated profits that have yet to be realized.

Notwithstanding the above, no withholding is required in the event of a repurchase of shares, if certain conditions are fulfilled. Furthermore, subject to certain exceptions under Dutch domestic law, we may not be required to transfer to the Dutch tax authorities the full amount of Dutch dividend withholding tax withheld in respect of dividends distributed by us, if we have received a profit distribution from a qualifying foreign subsidiary (including a subsidiary resident on Aruba, Curacao, St. Maarten, Bonaire, St. Eustatius or Saba), which distribution is exempt from Dutch corporate income tax and has been subject to a foreign withholding tax of at least 5 percent. The amount that does not have to be transferred to the Dutch tax authorities can generally not exceed the lesser of (i) 3 percent of the dividends distributed by us and (ii) 3 percent of the profit distributions (including taxes withheld) that we received from qualifying foreign subsidiaries in the calendar year in which we distribute the dividends (up to the moment of such dividend distribution) and in the two previous calendar years. Further limitations and conditions apply. We will, upon request, provide stockholders with information regarding the Dutch dividend withholding tax that was retained by us.

If a stockholder is resident in a country other than the Netherlands under the provisions of a treaty for the avoidance of double taxation between the Netherlands and such country, such stockholder may, depending on the terms of such treaty, be entitled to an exemption from, reduction in or refund of Dutch dividend withholding tax on dividends distributed by us.

If a stockholder is subject to Dutch corporate income tax and is entitled to the participation exemption in relation to the benefits derived from the shares held by it and such shares are attributable to an enterprise carried out in the Netherlands, such stockholder will generally be entitled to an exemption from Dutch dividend withholding tax on dividends distributed by us.

If a stockholder (i) is resident in another member state of the European Union or an appointed state of the European Economic Area, i.e. Iceland, Norway and Liechtenstein, according to the tax laws of that state and, under the terms of a double taxation agreement concluded by that state with a third state, is not considered to be resident for tax purposes outside the European Union, Iceland, Norway or Liechtenstein; and (ii) owns an interest in us to which the Dutch participation exemption would be applicable if the stockholder were resident in the Netherlands; such stockholder will generally be eligible for an exemption from Dutch dividend withholding tax on dividends distributed by us.

Furthermore, if a stockholder:

(a)	is an entity which is resident for Dutch tax purposes in a member state of the European Union, Iceland, Norway or Liechtenstein or which is a qualifying stockholder resident elsewhere;

(b)	is not subject to a tax levied by reference to its profits in its country of residence; and

(c)	would not have been subject to Dutch corporate income tax had the stockholder been resident in the Netherlands for Dutch tax purposes;

such stockholder will generally be eligible for a full refund of Dutch dividend withholding tax on dividends distributed by us, unless such stockholder carries out duties or activities similar to an exempt investment institution (vrijgestelde beleggingsinstelling) or fiscal investment institution (fiscale beleggingsinstelling), as meant respectively in article 6a and 28 of the Dutch corporate income tax act 1969 (Wet op de vennootschapsbelasting 1969, “CITA”). For purposes of (a) above, a qualifying stockholder is an entity that (i) is resident for Dutch tax purposes in a jurisdiction which has an arrangement for the exchange of tax information with the Netherlands and (ii) holds its shares as a portfolio investment, i.e. such shares are not held with a view to the establishment or maintenance of lasting and direct economic links between the stockholder and the company and the shares do not allow the stockholder to participate effectively in the management or control of the company.

A stockholder who is considered to be resident in the United States and is entitled to the benefits of the convention between the United States and the Netherlands for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, dated December 18, 1992, as amended most recently by the Protocol signed March 8, 2004 (the “Treaty”), will be entitled to an exemption from, or a reduction or refund of the Dutch withholding tax as follows:

•

if the U.S. stockholder is an exempt pension trust, as described in article 35 of the Treaty, or an exempt organization, as described in article 36 of the Treaty, the U.S. stockholder will be exempt from Dutch dividend tax;

•	if the U.S. stockholder is a company which holds directly at least 10 percent of the voting power in the company, the U.S. stockholder will be subject to Dutch tax at a rate not exceeding 5 percent;

•

if the U.S. stockholder is a company which holds directly at least 80 percent of the voting power in us and certain other conditions are met, the U.S. stockholder will be exempt from Dutch dividend withholding tax; and

•	in all other cases, the U.S. stockholder will be subject to Dutch dividend withholding tax at a rate not exceeding 15 percent.

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch (corporate) income tax and no exemption from, reduction in or refund of, Dutch dividend withholding tax will be granted if the recipient of the dividend paid by us is not considered to be the beneficial owner (uiteindelijk gerechtigde) of such dividends as meant in these rules.

Taxes on Income and Capital Gains

The description of taxation set out in this section of the prospectus supplement does not apply to any stockholder:

•	who is an individual for whom the income or capital gains derived from our shares of common stock are attributable to employment activities, the income from which is taxable in the Netherlands;

•	that is an entity that is not subject to Dutch corporate income tax or is in full or in part exempt from Dutch corporate income tax (such as pension funds);

•	that is an exempt investment institution or fiscal investment institution as meant respectively in article 6a and 28 of the CITA; or

•	that is entitled to the participation exemption (deelnemingsvrijstelling) with respect to our shares (as defined in article 13 of the CITA).

A stockholder will not be subject to Dutch taxes on income or capital gains in respect of the ownership and disposal of our shares, other than Dutch dividend withholding tax as described above, except if:

(i)	the stockholder is, or is deemed to be, resident in the Netherlands for Dutch (corporate) income tax purposes;

(ii)	the stockholder is an individual and the stockholder has opted to be treated as resident in the Netherlands for purposes of Dutch income tax;

(iii)	the stockholder derives profits from an enterprise, whether as entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a stockholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the shares are attributable;

(iv)	the stockholder is an individual and derives benefits from miscellaneous activities (resultaat uit overige werkzaamheden) carried out in the Netherlands in respect of the shares, including, without limitation, activities which are beyond the scope of active portfolio investment activities;

(v)	the stockholder is an individual and has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in the company, which is not attributable to the assets of an enterprise;

(vi)	the stockholder is not an individual and has a substantial interest or a fictitious substantial interest in the company, which (fictitious) substantial interest is not attributable to the assets of an enterprise and (one of) the main purposes of the chosen ownership structure is the evasion of Dutch income tax or dividend withholding tax;

(vii)	the stockholder is not an individual and is entitled to a share in the profits of an enterprise or a co-entitlement to the net-worth of an enterprise, other than by way of the holding of securities, which enterprise is effectively managed in the Netherlands and to which enterprise the shares are attributable; or

(viii)	the stockholder is an individual and is entitled to a share in the profits of an enterprise, other than by way of the holding of securities, which enterprise is effectively managed in the Netherlands and to which enterprise the shares are attributable.

Generally, a stockholder has a substantial interest if such stockholder, alone or together with its partner, directly or indirectly (a) owns, or holds certain rights on, shares representing five percent or more of the total issued and outstanding capital of the company, or of the issued and outstanding capital of any class of shares of the company; (b) holds rights to, directly or indirectly, acquire shares, whether or not already issued, representing five percent or more of the total issued and outstanding capital of the company, or of the issued and outstanding capital of any class of shares of the company; or (c) owns, or holds certain rights on, profit participating certificates that relate to five percent or more of the annual profit of the company or to five percent or more of the liquidation proceeds of the company. A stockholder will also have a substantial interest if its partner or one of certain relatives of the stockholder or of its partner has a substantial interest.

Generally, a stockholder has a fictitious substantial interest in the company if, without having an actual substantial interest in the company (i) an enterprise has been contributed to the company in exchange for shares on an elective non-recognition basis; (ii) the shares have been obtained under inheritance law or matrimonial law, on a non-recognition basis, while the disposing stockholder had a substantial interest in the company; (iii) the shares have been acquired pursuant to a share merger, legal merger or legal demerger, on an elective non-recognition basis, while the stockholder prior to this transaction had a substantial interest in an entity that was party thereto; or (iv) the shares held by the stockholder, prior to dilution, qualified as a substantial interest and, by election, no gain was recognized upon dilution of the shareholding below the abovementioned substantial interest thresholds.

Gift Tax and Inheritance Tax

No Dutch gift or inheritance tax is due in respect of any gift of the shares by, or inheritance of the shares on the death of, a stockholder, except if:

(i)	at the time of the gift or death of the stockholder, the stockholder is resident, or is deemed to be resident, in the Netherlands;

(ii)	the stockholder passes away within 180 days after the date of the gift of the shares and is not, or not deemed to be, at the time of the gift, but is, or deemed to be, at the time of its death, resident in the Netherlands; or

(iii)	the gift of the shares is made under a condition precedent and the stockholder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

For purposes of Dutch gift or inheritance tax, an individual who is of Dutch nationality will be deemed to be resident in the Netherlands if he has been resident in the Netherlands at any time during the ten years preceding the date of the gift or its death. For purposes of Dutch gift tax, any individual, irrespective of its nationality, will be deemed to be resident in the Netherlands if he has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.

Other Taxes and Duties

No other Dutch Taxes, including value added tax and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of a stockholder by reason only of the purchase, ownership and disposal of the shares.

Residency

Other than as set forth above, a stockholder will not become resident, or deemed resident, in the Netherlands for tax purposes, nor will a stockholder otherwise become subject to taxation in the Netherlands, by reason only of holding the shares.

United States Federal Income Tax Considerations

The following summary describes the material United States federal income tax consequences of the ownership and disposition of our shares as of the date hereof. The discussion set forth below is applicable only to United States Holders (as defined below) (i) who are residents of the United States for purposes of the Treaty, (ii) whose shares do not, for purposes of the Treaty, form part of the business property of a permanent establishment, or pertain to a fixed base, in the Netherlands and (iii) who otherwise qualify for the full benefits of the Treaty. Except where noted, this summary deals only with shares held as capital assets. As used herein, the term “United States Holder” means a beneficial owner of a share that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding our shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person who owns or is deemed to own 10% or more of our voting stock;

•	a person holding our shares in connection with a trade or business conducted outside of the United States;

•	a partnership or other pass-through entity for United States federal income tax purposes; or

•	a person whose “functional currency” is not the United States dollar.

The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be replaced, revoked or modified so as to result in United States federal income tax consequences different from those discussed below.

If a partnership holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisors.

This discussion assumes that we are not, and will not become, a passive foreign investment company, as described below.

This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our shares, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Taxation of Dividends

The gross amount of distributions on the shares (including any amounts withheld to reflect Dutch withholding taxes to the extent such amounts are actually transferred to the Dutch tax authorities, as described in “Material Tax Considerations—Summary of Dutch Tax Considerations—Withholding Tax”) will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes paid over to the Dutch tax authorities) will be includable in your gross income as ordinary income on the day actually received by you or on the day received by your nominee or agent that holds the shares on your behalf. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

With respect to certain non-corporate United States investors, dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the Treaty meets these requirements. We believe we are currently eligible for the benefits of the Treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department

guidance indicates that our shares, which are listed on the NASDAQ Global Select Market, are considered readily tradable on an established securities market in the United States. There can be no assurance that our shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from a risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. For this purpose, the minimum holding period requirement will not be met if a share has been held by a holder for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend, appropriately reduced by any period in which such holder is protected from risk of loss. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of this legislation to your particular circumstances.

The maximum rate of withholding tax on dividends paid to you pursuant to the Treaty generally is 15 percent. You may be required to properly demonstrate to the company and the Dutch tax authorities your entitlement to any reduced rate of withholding under the Treaty. Subject to certain conditions and limitations, Dutch taxes on dividends withheld at a rate not in excess of the applicable Treaty rate may be treated as foreign taxes eligible for credit against your United States federal income tax liability. However, amounts withheld to reflect Dutch withholding taxes will not be creditable to the extent that we are allowed to reduce the amount of the withholding tax that is actually transferred to the Dutch tax authorities, as described in “Material Tax Considerations—Summary of Dutch Tax Considerations—Withholding Tax.” For purposes of calculating the foreign tax credit, dividends paid on the shares will be treated as income from sources outside the United States and will generally constitute passive category income. Further, in certain circumstances, if you:

•	have held shares for less than a specified minimum period during which you are not protected from risk of loss, or

•	are obligated to make payments related to the dividends,

you will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on the shares. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange. However, we do not expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend (as discussed above).

Passive Foreign Investment Company

Based on the projected composition of our income and assets and valuation of our assets, including goodwill, we do not believe that we are, for United States federal income tax purposes, a passive foreign investment company (a “PFIC”), and we do not expect to become a PFIC. If, however, we are or become a PFIC, you could be subject to additional United States federal income taxes on gain recognized with respect to the shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. Non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

Taxation of Capital Gains

For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of a share in an amount equal to the difference between the amount realized for the share and your tax basis in the share. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our shares and the proceeds from the sale, exchange or redemption of our shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of your failure to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and the Selling Stockholders have agreed to sell to them, severally, the number of shares of common stock indicated below:

Underwriters	Number of Shares of Common Stock

Barclays Capital Inc.	15,000,000
Credit Suisse Securities (USA) LLC	15,000,000

Total:	30,000,000

The underwriters are offering the shares of common stock subject to their acceptance of the shares from the Selling Stockholders and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The several underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. The offering of the shares of common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers (which may include the underwriters, at such offering price less a selling concession not in excess of $0.10 per share of common stock). After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the Selling Stockholders.

	Per Share of Common Stock	Total

Public offering price	$30.35	$910,500,000
Underwriting discounts and commissions to be paid by the Selling Stockholders	$0.25	$7,500,000
Proceeds to be paid to the Selling Stockholders	$30.10	$903,000,000

The estimated offering expenses payable by us are approximately $1,000,000, which includes legal, accounting, printing costs and various other fees associated with the transaction and registering and listing our shares of common stock. The Selling Stockholders will be responsible for their respective underwriting discounts and commissions on their shares of common stock sold in this offering. We will pay all other expenses incurred by such Selling Stockholders, including any legal costs and registration fees associated with their common stock shares being sold in this offering.

Our shares of common stock are listed on the NASDAQ Global Select Market under the trading symbol “NXPI”.

We, certain of our directors and certain of our executive officers, the Private Equity Consortium and PPTL Investment LP have agreed that, without the prior written consent of the underwriters, we and they will not, during the period ending 30 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any other securities so owned convertible into, exercisable or exchangeable for or representing shares of common stock;

•

file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into, exercisable or exchangeable for or representing shares of common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, each such person agrees that, without the prior written consent of the underwriters, it will not, during the period ending 30 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described herein are subject to certain exceptions.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the Selling Stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or contribute to payments the underwriters may be required to make in respect thereof.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations.

The information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the associated prospectus or the registration statement of which this prospectus supplement and the associate prospectus form a part, has not been approved or endorsed by us or any underwriter in its capacity as an underwriter, and we and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information contained therein.

Other Relationships

From time to time, the underwriters and their affiliates have performed, and may in the future perform, various financial advisory, commercial banking, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they received or will receive customary fees and expenses.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities or instruments of us and our subsidiaries. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the shares of common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the shares of common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The Netherlands

No offer of any shares of our common stock, which are the subject of the offering contemplated by this document, has been made or will be made in the Netherlands, unless in reliance on Article 3(2) of the Prospectus Directive and provided:

(a)	such offer is made exclusively to legal entities which are qualified investors (as defined in the Prospectus Directive) in the Netherlands; or

(b)	standard exemption logo and wording are disclosed as required by article 5:20(5) of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht, the “FSA”); or

(c)	such offer is otherwise made in circumstances in which article 5:20(5) of the FSA is not applicable.

United Kingdom

This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (Qualified Investors) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons). This document and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

This document, as well as any other material relating to the shares of common stock which are the subject of the offering contemplated by this prospectus supplement, does not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares of common stock will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares of common stock, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares of common stock are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares of common stock with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the shares of common stock, is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Hong Kong

The shares of common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may they be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares of common stock under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) by operation of law.

Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any shares of common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on such shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, as to matters of U.S. Federal and New York State law, and by De Brauw Blackstone Westbroek N.V., as to matters of Dutch law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell London LLP, as to matters of U.S. Federal and New York State law, and by Stibbe N.V., as to matters of Dutch law. Certain legal matters in connection with this offering will be passed upon for the Private Equity Consortium by Clifford Chance US LLP as to matters of U.S. Federal and New York State law, and by Clifford Chance LLP as to matters of Luxembourg law and Dutch law. Certain partners of Simpson Thacher & Bartlett LLP, members of their respective families, related persons and others have an indirect interest, through limited partnerships that are investors in funds affiliated with KKR and Silver Lake, in less than 1% of our common stock.

EXPERTS

The consolidated financial statements of NXP Semiconductors N.V. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the shares of common stock offered in this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus are part of the registration statement and do not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents. Since the prospectus may not contain all of the information that you may find important, you should review the full text of these contracts and other documents. We have included or incorporated by reference copies of these documents as exhibits to our registration statement.

We provide our stockholders with annual reports on Form 20-F containing financial statements audited by our independent auditors. We are required to file periodic reports and other information with the SEC pursuant to the Exchange Act.

For further information about us and our common stock, you may inspect a copy of the registration statement, of the exhibits and schedules to the registration statement or of any reports, statements or other information we file with the SEC without charge at the offices of the SEC at 100 F Street, N.E., Washington, D.C. 20549, United States. You may obtain copies of all or any part of the registration statement from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, United States, upon the payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports and information statements and other information regarding registrants like us that file electronically with the SEC. You can also inspect our registration statement on this website. Our filings with the SEC are available through the electronic data gathering, analysis and retrieval (“EDGAR”) system of the SEC.

We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 20-F and Current Reports on Form 6-K as soon as reasonably practicable after they are filed with or furnished to the SEC.

NXP Semiconductors N.V.

Common Stock

Debt Securities

We may offer and sell from time to time common stock, debt securities and any combination thereof. The debt securities may be convertible into or exercisable or exchangeable for our common stock. We reserve the sole right to accept, and we and any agents, dealers or underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. The registration of these securities by us does not necessarily mean that we will sell any such securities.

In addition, certain stockholders may offer and sell shares of our common stock from time to time (such stockholders, the “Selling Stockholders”), together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering. The Selling Stockholders may include entities affiliated with directors of our company and with members of our senior management. The registration of the shares of our common stock held by our stockholders does not necessarily mean that any of the shares of our common stock will be offered or sold by our stockholders.

This prospectus provides you with a general description of the securities we may offer. Each time that we or any Selling Stockholders sell securities using this prospectus, we or any Selling Stockholders will provide a prospectus supplement and attach it to this prospectus. We also may provide investors with a free writing prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the securities being offered, including the names of any Selling Stockholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. Any securities may be sold on a continuous or delayed basis, either directly, to or through agents, dealers or underwriters as designated from time to time or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

The shares of our common stock are currently listed on the NASDAQ Global Select Market under the symbol “NXPI.”

An investment in our securities involves risks. You should read this prospectus and any applicable prospectus supplement, including the risk factors set forth on page 5 as well as those set forth in the applicable prospectus supplement, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 23, 2011

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or certain Selling Stockholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities that we and/or certain Selling Stockholders may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering, including the names of any Selling Stockholders, if applicable. The prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents filed with the SEC, that is deemed to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus, a prospectus supplement or a free writing prospectus. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus, a prospectus supplement or a free writing prospectus, you must not rely on that information. We and any Selling Stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Unless the context otherwise requires, all references herein to “we,” “our,” “us” and “the Company” are to NXP Semiconductors N.V. and its subsidiaries. All references to “dollar”, “dollars” or “$” are to United States (“U.S.”) dollars. All references to the “euro”, “euros” or “€” are to the single currency of the member states of the European Union participating in the third state of the economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended or supplemented from time to time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in, or incorporated by reference into, this prospectus includes forward-looking statements. When used in, or incorporated by reference into, this document, the words “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us, our management or third parties, identify forward-looking statements. Forward-looking statements include statements regarding our business, strategy, financial condition, results of operations and market data, as well as any other statements that are not historical facts. These statements reflect beliefs of our management, as well as assumptions made by our management and information currently available to us. Although we believe that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties expressly qualify all oral and written forward-looking statements attributable to us or persons acting on our behalf and include, in addition to those listed under “Risk Factors” and those included elsewhere in, or incorporated by reference into, this prospectus, the following:

•	market demand and semiconductor industry conditions;

•	our ability to successfully introduce new technologies and products;

•	the demand for the goods into which our products are incorporated;

•

our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet both our debt service and research and development and capital investment requirements;

•	our ability to accurately estimate demand and match our production capacity accordingly;

•	our ability to obtain supplies from third-party producers;

•	our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them;

•	our ability to secure adequate and timely supply of equipment and materials from suppliers;

•	our ability to avoid operational problems and product defects and, if such issues were to arise, to rectify them quickly;

•	our ability to form strategic partnerships and joint ventures and successfully cooperate with our alliance partners;

•	our ability to win competitive bid selection processes;

•	our ability to develop products for use in our customers’ equipment and products;

•	our ability to successfully hire and retain key management and senior product engineers; and

•	our ability to maintain good relationships with our suppliers.

We do not assume any obligation to update any forward-looking statements and disclaim any obligation to update our view of any risks or uncertainties described herein or to publicly announce the result of any revisions to the forward-looking statements made in, or incorporated by reference into, this prospectus, except as required by law.

In addition, this prospectus contains information concerning the semiconductor industry and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and our market and business segments will develop. We have based these assumptions on information currently available to us, including through market research and industry reports. Although we believe that this information is reliable, we have not independently verified and cannot guarantee its accuracy or completeness. If any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, they could have a material adverse effect on our future results of operations and financial condition, and the trading price of the shares of our common stock.

OUR COMPANY

We are a global semiconductor company and a long-standing supplier in the industry, with over 50 years of innovation and operating history. We provide leading High-Performance Mixed-Signal and Standard Products solutions that leverage our deep application insight and our technology and manufacturing expertise in radio frequency, analog, power management, interface, security and digital processing products. Our product solutions are used in a wide range of automotive, identification, wireless infrastructure, lighting, industrial, mobile, consumer and computing applications. We engage with leading original equipment manufacturers (“OEMs”) worldwide and 58% of our revenues both in 2010 and 2009 were derived from Asia Pacific (excluding Japan). Since our separation from Koninklijke Philips Electronics N.V. (“Philips”) in 2006, we have significantly repositioned our business to focus on High-Performance Mixed-Signal solutions and have implemented a redesign program aimed at achieving a world-class cost structure and processes. As of December 31, 2010, we had approximately 24,500 full-time equivalent employees located in at least 30 countries, with research and development activities in Asia, Europe and the U.S., and manufacturing facilities in Asia and Europe.

We design and manufacture High-Performance Mixed-Signal semiconductor solutions to meet the challenging requirements of systems and sub-systems in our target markets. High-Performance Mixed-Signal solutions are an optimized mix of analog and digital functionality integrated into a system or sub-system. These solutions are fine-tuned to meet the specific performance, cost, power, size and quality requirements of applications. High-Performance Mixed-Signal solutions alleviate the need for OEMs to possess substantial system, sub-system and component-level design expertise required to integrate discrete components into an advanced fully functional system. We have what we believe is an increasingly uncommon combination of capabilities in this area—our broad range of analog and digital technologies, application insights and world-class process technology and manufacturing capabilities—to provide our customers with differentiated solutions that serve their critical requirements. Customers often engage with us early, which allows us to hone our understanding of their application requirements and future product roadmaps and to become an integral partner in their system design process.

We were incorporated in the Netherlands as a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the name KASLION Acquisition B.V. on August 2, 2006, in connection with the sale by Philips of 80.1% of its semiconductor business to a consortium of funds advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Bain Capital Partners, LLC, Silver Lake Management Company, L.L.C. (“Silver Lake”), Apax Partners LLP and AlpInvest Partners N.V. On May 21, 2010, we converted into a public company with limited liability (naamloze vennootschap) and changed our name to NXP Semiconductors N.V. We are a holding company whose only activity is the holding of our direct ownership of 100% of the shares of NXP B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

Our corporate seat is in Eindhoven, the Netherlands. Our principal executive office is at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands, and our telephone number is +31 40 2729999. Our website address is www.nxp.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus nor is incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest payable and similar charges, amortization of debt issuance cost, and one-third of operating lease rental expense, deemed representative of the interest component of rental expense. Set forth below is an overview of how we calculate the ratio of earnings to fixed charges:

	For the period January 1, to September 28,	For the period September 29, to December 31,	For the years ended						For the period ended July 4,	For the period ended July 3,
	2006(1)	2006(2)	2007	2008	2009		2010		2010	2011
	($ in millions)

Earnings:
Income (loss) before income taxes	131	(1,100)	(972)	(3,257)	(249)		(355)		(654)	323
Fixed charges	48	126	533	543	423		371		174	183

Total earnings	179	(974)	(439)	(2,714)	174		16		(480)	506

Fixed charges:
Interest expense	27	117	495	502	363		320		158	162
Amortization of capitalized fees	—	—	8	14	39		31		6	12
Interest component of rent	21	9	30	27	21		20		10	9

Total fixed charges	48	126	533	543	423		371		174	183

Ratio of earnings to fixed charges	3.73x	NM	NM	NM	0.41x	(3)	0.04x	(4)	NM	2.77x

NM means not meaningful.

For periods during which we incurred a loss, the ratio of earnings to fixed charges is not meaningful.

(1)	Predecessor period (9 months)

(2)	Successor period (3 months)

(3)	For the fiscal year ended 2009, fixed charges exceeded earnings by $249 million.

(4)	For the fiscal year ended 2010, fixed charges exceeded earnings by $355 million.

RISK FACTORS

An investment in the shares of our securities involves a high degree of risk. Before you invest in our securities, in addition to the other information in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in any applicable prospectus supplement, as well as those described in Item 3(D) under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 20-F and any other documents that are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of certain Documents by Reference” below for information about how to obtain a copy of these documents. The occurrence of any of these risks could have a material adverse impact on our business, financial condition or results of operations. In any such case, the trading price and liquidity of our securities could decline, and you may lose part or all of your investment. Various statements in, or incorporated by reference into, this prospectus contain forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands and substantially all of our assets are located outside the United States. In addition, some of our managing directors and members of our supervisory board, are non-residents of the United States. It may not be possible for holders of our securities to:

•	effect service of process upon certain of our directors or officers and those of our subsidiaries; or

•	enforce judgments of courts of the United States predicated upon civil liability under the U.S. federal securities laws against such persons in the courts of a foreign jurisdiction.

There is doubt as to the enforceability in the Netherlands against any of the persons listed above in an original action or in an action for the enforcement of judgments of U.S. courts of civil liabilities predicated solely upon U.S. federal securities laws.

As there is no treaty between the United States and the Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not necessarily be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a U.S. court which is enforceable in the United States (the “foreign judgment”) and files such claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

USE OF PROCEEDS

In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any Selling Stockholders, we will not receive any of the proceeds from such sale.

SELLING STOCKHOLDERS

Information about any shares of our common stock offered by Selling Stockholders will be set forth in a prospectus supplement, in a post-effective amendment or in filings with the SEC that are incorporated into this prospectus by reference.

DESCRIPTION OF CAPITAL STOCK

The following discussion summarizes the material terms of our common stock, including related provisions of our articles of association and Dutch law. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of association, in effect as of the effective time of the respective offerings, and to Dutch law. You will be able to obtain a copy of our articles of association by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Share Capital

Authorized Share Capital

Our articles of association provide for up to three classes of shares; our shares of common stock and two separate series of preferred shares. No preferred shares have been issued as of the date of this prospectus.

The following table sets forth our authorized share capital as of the date of this prospectus. Our authorized capital amounts to 1,076,257,500 shares and is divided into:

	Nominal value per share	Number of shares authorized	Number outstanding as of June 30, 2011
Shares of common stock	€0.20	430,503,000	251,751,500
Preferred Shares PA	€0.20	430,503,000	—
Preferred Shares PB	€0.20	215,251,500	—

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association. An amendment of our articles of association would require stockholder approval.

Issued Share Capital

As of July 31, 2011, we have 251,751,500 shares of common stock issued and outstanding, all of which are fully paid-up. Each share (whether common or preferred) confers the right to cast one vote.

Issue of Shares

Our board of directors has the power to resolve to issue shares and to determine the price and other terms and conditions of such share issue, if and insofar as the board of directors has been designated by the general meeting of stockholders as the authorized corporate body for this purpose under Dutch law. A designation as referred to above is only valid for a specific period of no more than five years and may from time to time be extended with a period of no more than five years. Our board of directors has been designated by stockholders for a period of five years from August 2, 2010 to issue shares and grant rights to subscribe for shares of capital stock up to the amount of our authorized share capital.

Pre-emptive Rights

Under our articles of association, existing holders of our shares of common stock will have pre-emptive rights in respect of future issuances of shares of common stock in proportion to the number of shares of common stock held by them, unless limited or excluded as described below. Holders of our shares of common stock do not have pre-emptive rights in respect of future issuances of preferred shares. Holders of preferred shares will not have pre-emptive rights in respect of any future issuances of capital stock. Pre-emptive rights do not apply with respect to (A) shares issued that have been paid for with contributions other than cash or (B) shares issued to employees of one of our group companies. Our board of directors has been empowered by the general meeting of stockholders for a period of five years beginning August 2, 2010 to limit or exclude any pre-emptive rights to which stockholders may be entitled in connection with the issuance of shares. The authority of the board of directors to limit or exclude pre-emptive rights can only be exercised if at that time the authority to issue shares is in full force and effect. The authority to limit or exclude pre-emptive rights may be extended in the same manner as the authority to issue shares. If there is no designation of the board of directors to limit or exclude pre-emptive rights in force, the general meeting of stockholders has authority to limit or exclude such pre-emptive rights.

According to Dutch law, resolutions of the general meeting of stockholders (i) to limit or exclude pre-emptive rights or (ii) to designate the board of directors as the corporate body that has authority to limit or exclude pre-emptive rights, require the approval of at least two-thirds of the votes cast at a meeting of stockholders, if less than 50% of the issued share capital is present or represented. For these purposes, issuances of shares include the granting of rights to subscribe for shares, such as options and warrants, but not the issue of shares upon exercise of such rights.

Form and Transfer of Shares

Our shares of common stock will be issued in registered form only. Shares of common stock must be fully paid upon issue. Our shares of common stock shall only be available without issue of a share certificate in the form of an entry in our share register. A register of stockholders will be maintained by us or by third parties upon our instruction.

Repurchase by the Company of its Shares

Under Dutch law, a public company with limited liability (naamloze vennootschap) may acquire its own shares, subject to certain provisions of Dutch law and the articles of association, if (i) the company’s stockholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called up capital and any reserves required by Dutch law or the articles of association and (ii) the company and its subsidiaries would not thereafter hold shares or hold a pledge over shares with an aggregate par value exceeding 50% of its current issued share capital. Such company may only acquire its own shares if its general meeting of stockholders has granted the board of directors the authority to effect such acquisitions. Our stockholders have authorized the board of directors to acquire our own shares up to the maximum number allowed under Dutch law. These shares may be used to deliver shares under our equity-based compensation plans.

If we decide to repurchase any of our shares, no votes could be cast at a general meeting of stockholders on the shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of usufruct and the holders of a right of pledge in respect of shares held by us or our subsidiaries in our share capital are permitted to vote such shares, if the right of usufruct or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct or a right of pledge.

Capital Reduction

Subject to Dutch law and our articles of association, our general meeting of stockholders may pass a resolution to reduce the outstanding share capital by cancelling of shares or by reducing the nominal value of shares. This would require amendment to our articles of association.

Dividends and Other Distributions

We do not anticipate paying any cash dividends for the foreseeable future, and instead intend to retain future earnings, if any, for use in the operation and expansion of our business and in the repayment of our debt. Our ability to pay dividends on our common stock is limited by the covenants of our Secured Revolving Credit Facility or the Forward Start Revolving Credit Facility, as the case may be, the Secured Term Loan Credit Facility and the indentures governing the terms of our Super Priority Notes, our Secured Notes and our Unsecured Notes, and may be further restricted by the terms of any future debt or preferred shares. As a result, we currently expect to retain future earnings for use in the operation and expansion of our business and the repayment of our debt, and do not anticipate paying any cash in the foreseeable future. Whether or not dividends will be paid in the future will depend on, among other things, our results of operations, financial condition, level of indebtedness, cash requirements, contractual restrictions and other factors that our board of directors and our stockholders may deem relevant. If, in the future, our board of directors decides not to allocate profits to our reserves (making such profits available to be distributed as dividends), any decision to pay dividends on our common stock will be subject to the approval of our stockholders. Subject to certain exceptions, dividends may only be paid out of profits as shown in our annual financial statements as adopted by the general meeting of stockholders. Distributions may not be made if the distribution would reduce stockholders’ equity below the sum of the paid-up capital and any reserves required by Dutch law or our articles of association.

Dividends paid out of profits must first be paid on outstanding preferred shares in the sum of the obligatory dividend applicable to such shares. Dividends are paid first on the preferred shares series PA and second on the preferred shares series PB. The dividends paid on the preferred shares shall be based on a percentage of the amount called up and paid-up on those shares. This percentage is equal to the average of the EURIBOR interest charged for cash loans with a term of twelve months as set by the European Central Bank during the financial year for which this distribution is made, increased by a maximum margin of three hundred (300) basis points to be fixed upon the issuance of such shares by the board of directors, which margin may vary for each individual series. If and to the extent that profits are not sufficient to pay dividends on the preferred shares in full, the shortfall must be paid out of reserves, with the exception of any reserves that were formed as share premium reserves upon the issuance of such preferred shares. If in any fiscal year the profit is not sufficient to make the distributions referred to above and if no distribution or only a partial distribution is made from the reserves referred to above, such that the shortfall is not fully distributed, no further distributions will be made as described below until the shortfall has been recovered.

Any profits remaining after payment of any dividends on outstanding preferred shares may be distributed or allocated to the reserves as determined by the board of directors. Insofar as the profits have not been distributed or allocated to the reserves, they are at the free disposal of the general meeting of stockholders provided that no further dividends may be paid on the preferred shares. Our general meeting of stockholders may resolve, on the proposal of our board of directors, to distribute dividends or reserves, wholly or partially, in the form of shares of our common stock.

Dividends and distributions are payable 30 days following the date of declaration.

Dutch law, by providing that the declaration of dividends out of freely disposable profits is the right of the general meeting of stockholders, is different from the corporate law of most jurisdictions in the United States, which permit a corporation’s board of directors to declare dividends.

Dividends and distributions in cash that have not been collected within five years and one day after they have become due and payable shall revert to us.

Financial Year and Auditor

Our financial year coincides with our calendar year. The general meeting of stockholders appoints an auditor to audit the financial statements and to issue a report thereon. Under our audit policy, our board of directors and our audit committee conduct a thorough assessment of the functioning of the external auditor once every three years and either re-appoint the external auditor for the next three years or, if necessary, appoint a new external auditor at such time based on a tender process.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 20-F filed with the SEC or a current report on Form 6-K furnished with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and a trustee that will be named in the applicable prospectus supplement. We may use different trustees for different series of debt securities issued under the indenture. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to NXP Semiconductors N.V. (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior unsecured obligations and will rank equally in right of payment with all of our senior unsecured indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated

maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•

whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	the name and corporate trust office of the trustee for such series of debt securities; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by the Depositary Trust Corporation (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

All amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Any additional covenants that apply to a particular series of debt securities will be set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no default or event of default under the indenture has occurred and is continuing; and

•

if requested, the trustee receives from us, if requested, an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series for 30 days after becoming due;

(2)	default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)	default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

Any additional events of default that apply to a particular series of debt securities will be set forth in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2) the holders of not less than 30% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3) the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

(5) no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of 90% of the aggregate principal amount of each series of outstanding debt securities affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of the aggregate principal amount of outstanding debt securities of a series, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•

make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents;

•	to cure any ambiguity, omission, defect or inconsistency; or

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations; and certain other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the debt securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

•	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or

•	an event of default with respect to the debt securities has occurred and is continuing.

These certificated debt securities will be registered in the name or names as DTC instructs the trustee. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

PLAN OF DISTRIBUTION

We and/or the Selling Stockholders, if applicable, may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•

the offering price of the securities and the proceeds to us and/or the Selling Stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or re-allowed or paid to dealers;

•	any options under which underwriters may purchase additional securities from us and/or any Selling Stockholder; and

•	any securities exchange or market on which the securities may be listed or traded.

Any offering price and any discounts, commissions, concessions or agency fees allowed or re-allowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

We and/or the Selling Stockholders, if applicable, may distribute the securities from time to time in one or more transactions:

•	at a fixed price or at prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We and/or the Selling Stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act of 1933 (the “Securities Act”). We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act.

Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

The shares of our common stock are currently listed on the NASDAQ Global Select Market under the symbol “NXPI.”

The transfer agent for the shares of our common stock is American Stock Transfer & Trust Company, LLC.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s NASD Conduct Rule 2720 (“Rule 2720”), that offering will be conducted in accordance with the relevant provisions of Rule 2720.

There can be no assurance that we or the Selling Stockholders will sell all or any of the securities offered by this prospectus.

Agents, dealers and underwriters may be entitled to indemnification by us and the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Certain matters as to U.S. law with respect to the validity of debt securities offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP. Certain matters as to Dutch law with respect to the validity of common stock offered hereby will be passed upon for us by De Brauw Blackstone Westbroek N.V. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement. Certain partners of Simpson Thacher & Bartlett LLP, members of their respective families, related persons and others have an indirect interest, through limited partnerships that are investors in funds affiliated with KKR and Silver Lake, in less than 1% of the shares of our common stock.

EXPERTS

The consolidated statements of operations and comprehensive income, changes in equity and cash flows for the year ended December 31, 2008 of NXP Semiconductors N.V. incorporated by reference herein have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of NXP Semiconductors N.V. as of December 31, 2010 and 2009, and for each of the years in the two-year period ended December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We provide our stockholders with annual reports on Form 20-F containing financial statements audited by our independent auditors. We are required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the shares of our common stock, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents. Since the prospectus may not contain all of the information that you may find important, you should review the full text of these contracts and other documents. We have included copies of these documents as exhibits to our registration statement or, when such documents are incorporated by reference, as exhibits to previous filings that we have made.

Our subsidiary, NXP B.V., is currently required under the terms of the indentures governing its Super Priority Notes, Secured Notes and Unsecured Notes to prepare and file with the SEC an annual report on Form 20-F and interim reports and other documents required pursuant to Dutch law under cover of Form 6-K, within the periods specified in the SEC’s rules and regulations. The reports, statements and information filed by NXP B.V. with the SEC are not part of this prospectus and our reference to such filings should not in any way be interpreted as incorporating them herein by reference.

For further information about us and the shares of our common stock, or about NXP B.V., you may inspect a copy of the registration statement, of the exhibits and schedules to the registration statement, of any documents incorporated by reference into the registration statement or of any reports, statements or other information that we or NXP B.V. file with the SEC, without charge, at the offices of the SEC at 100 F Street, N.E., Washington, D.C. 20549, United States. You may obtain copies of all or any part of the registration statement from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, United States, upon the payment of the prescribed fees. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports and information statements and other information regarding registrants like us and NXP B.V. that file electronically with the SEC. Our and NXP B.V.’s filings with the SEC are available through the electronic data gathering, analysis and retrieval system of the SEC. You can also inspect our registration statement on this website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 20-F for the fiscal year ended December 31, 2010, filed on March 9, 2011 (File No. 001-34841), as amended by Form 20-F/A, filed on March 30, 2011 (File No. 001-34841);

(2)	Current Reports on Form 6-K, filed on May 10, 2011 (File No. 001-34841), filed on June 15, 2011 (File No. 001-34841), filed on July 5, 2011 (File No. 001-34841), filed on July 29, 2011 regarding changes in the management team (File No. 001-34841), filed on July 29, 2011 entitled “NXP announces stock repurchase program” (File No. 001-34841) and filed on August 17, 2011 (File No. 001-34841);

(3)	our registration statement on Form 8-A filed on August 3, 2010 (File No. 001-34841).

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports on Form 6-K that we submit to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Any statement contained in the document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the documents or information that has been or will be incorporated by reference into this prospectus, at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

NXP Semiconductors N.V.

Attn: Investor Relations

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Telephone: +31 40 272999

The documents or information that has been or will be incorporated by reference into this prospectus can also be requested through, and are available in, the Investors section of our website, which is located at www.nxp.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

30,000,000 Shares of Common Stock

NXP Semiconductors N.V.

PROSPECTUS SUPPLEMENT

Barclays                Credit Suisse